As filed with the Securities and Exchange Commission on March 19, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ING GROEP N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

Bijlmerplein 888

1102 MG Amsterdam

P.O. Box 1800, 1000 BV Amsterdam

The Netherlands

Telephone: +31-20-563-6710

(Address and telephone number of registrant’s principal executive offices)

Marcy S. Cohen

ING Financial Holdings Corporation

1325 Avenue of the Americas

New York, New York 10019

Telephone: 646-424-6159

(Name, address, and telephone number of agent for service)

Please send copies of all communications to:

William D. Torchiana, Esq. Sullivan & Cromwell LLP 24, rue Jean Goujon 75008 Paris France 011-33-1-7304-1000	Jeffrey M. Oakes, Esq. Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR United Kingdom 011-44-20-7418-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement:

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee (1) (2)
Debt securities
Capital securities
Ordinary shares(3)
Bearer depositary receipts (3)(4)(5)
Rights entitling the holder to purchase bearer depositary receipts representing ordinary shares

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

(2)	This registration statement covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant.

(3)	A separate registration statement on Form F-6 (Registration No. 333-186507) has been filed with respect to the American depositary shares (“ADSs”) evidenced by American depositary receipts. Each ADS represents one bearer depositary receipt issued by Stichting ING Aandelen representing one ordinary share with a nominal value of 0.24 euro (EUR 0.24).

(4)	Assumes that all of the bearer depositary receipts offered by this document are sold in the form of ADSs.

(5)	Includes an amount of bearer depositary receipts in respect of ordinary shares equal to the number of ordinary shares registered hereon.

Explanatory Note

The prospectus contained herein relates to both of the following:

•	the initial offering of newly-issued debt securities, capital securities, ordinary shares, bearer depositary receipts representing our ordinary shares, American depositary shares (“ADSs”) representing bearer depositary receipts issued by Stichting ING Aandelen and rights to purchase bearer depositary receipts representing ordinary shares, on a continuous or delayed basis, at indeterminate aggregate initial public offering prices; and

•	market-making transactions that may occur on a continuous or delayed basis in the securities described above, after they were initially offered and sold, and in debt securities of ING Groep N.V., the initial offering and sale of which have already occurred.

When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

PROSPECTUS

ING GROEP N.V.

(Amsterdam, The Netherlands)

Debt Securities Capital Securities Ordinary Shares American Depositary Shares Rights to Purchase Bearer Depositary Receipts

ING Groep N.V. from time to time may offer to sell debt securities, capital securities, ordinary shares, par value EUR 0.24 per share, bearer depositary receipts of Stichting ING Aandelen representing our ordinary shares, American depositary shares, or “ADSs,” and rights to purchase bearer depositary receipts of Stichting ING Aandelen representing our ordinary shares. Bearer depositary receipts representing our ordinary shares are traded on Euronext Amsterdam by Euronext, or Euronext Amsterdam. Euronext Amsterdam is the principal trading market for the bearer depositary receipts representing our ordinary shares. The bearer depositary receipts representing our ordinary shares are also listed on Euronext Brussels. ADSs, representing bearer depositary receipts, are listed on the New York Stock Exchange under the symbol “ING”.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issues of securities including their offering price and the specific manner in which they may be offered. You should read this prospectus and the accompanying supplement carefully before you invest. We may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, including ING Financial Markets LLC, one of our affiliates, or through any combination of these methods, on a continuous or delayed basis.

Investing in the securities involves risks. Please see the risk factors set forth in our most recent Annual Report on Form 20-F and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sale of these securities. In addition, one or more of our affiliates may use this prospectus in a market-making transaction involving any of these securities after the initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Prospectus dated March 19, 2015

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Available Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

ING Groep N.V.

ING Groep N.V. is a holding company, which was incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group currently serves more than 32 million customers in over 40 countries, offering banking services to meet a broad customer base. ING Groep N.V. is a listed company and holds all shares of ING Bank N.V., which is not separately listed. ING Groep N.V.’s headquarters are located at Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands. For further information about ING Groep N.V. and its subsidiaries, please refer to the section entitled “Available Information.”

The Securities We Are Offering

We may offer any of the following securities from time to time:

•	debt securities;

•	capital securities;

•	ordinary shares;

•	bearer depositary receipts representing our ordinary shares;

•	American depositary shares, or ADSs, representing bearer depositary receipts; and

•	rights entitling the holder to purchase bearer depositary receipts.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer pursuant to this prospectus and a prospectus supplement, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Debt Securities

Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, your prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price, the ranking, whether senior or subordinated, the stated maturity, if any, the redemption terms, if any, the rate, or manner of calculating the rate, and the payment dates for interest, if any, the amount or manner of calculating the amount payable at maturity and any other specific terms.

We will issue the senior and subordinated debt securities, if any, under separate indentures between us and The Bank of New York Mellon, as trustee.

The capital securities described in this prospectus are also debt securities. However, because they have certain unique terms designed to accommodate our expectation that one or more series of capital securities, if issued, will qualify as regulatory capital of ING Groep N.V. for purposes of capital adequacy rules, we have described the capital securities and the capital securities indenture separately under “Description of Capital Securities.”

Capital Securities

We may offer capital securities, which are subordinated securities of ING Groep N.V. and may be convertible into ordinary shares of ING Groep N.V., bearer depositary receipts or ADSs. The capital securities will not be secured by any assets or property of ING Groep N.V. or any of its subsidiaries or affiliates (including its subsidiary ING Bank N.V.). For any particular capital securities we offer, your prospectus supplement will describe the specific designation and aggregate principal amount, the maturity date, if any, whether the capital securities are intended to qualify as capital for regulatory purposes, the ranking relative to our other debt and equity, the provisions for cancellation of interest payments, the terms on which they may or will be converted, and any other specific terms.

Bearer Depositary Receipts, American Depositary Shares and Ordinary Shares

Stichting ING Aandelen, or the Trust, is an administrative trust that holds more than 99.9% of the outstanding ordinary shares of ING Groep N.V. and issues bearer depositary receipts representing such shares. We may offer bearer depositary receipts representing our ordinary shares. These bearer depositary receipts may be held in the form of ADSs, as evidenced by ADRs. ADRs are American depositary receipts, which usually make owning foreign shares easier. Each ADR will represent one bearer depositary receipt representing one ordinary share. The ADRs will be issued by JPMorgan Chase Bank, N.A., as depositary. We describe the ordinary shares, the bearer depositary receipts and the ADSs in detail under “Description of Ordinary Shares,” “Description of the Trust and the Bearer Depositary Receipts” and “Description of American Depositary Shares.”

Rights to Purchase Bearer Depositary Receipts Representing Our Ordinary Shares

We may also offer the rights to purchase bearer depositary receipts of the Trust. The terms of any such offer will be described in your prospectus supplement.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, or Clearstream Banking, société anonyme, Luxembourg, or Clearstream, named in your prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will generally issue debt securities and capital securities only in registered form, without coupons, although we may issue debt securities in bearer form if so specified in your prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities (other than bearer depositary receipts representing our ordinary shares), including the purchase price, will be payable in U.S. dollars, unless your prospectus supplement says otherwise.

Listing

If any securities are to be listed on a securities exchange or quoted on a quotation system, your prospectus supplement will say so.

Use of Proceeds

Unless we indicate otherwise in your prospectus supplement, we intend to use the net proceeds from the initial sales of securities to provide additional funds for our operations and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that will only be issued after the date of this prospectus, as well as debt securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

AVAILABLE INFORMATION

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the Securities and Exchange Commission, or the SEC. You may also read and copy any document we file or furnish with the U.S. Securities and Exchange Commission, or the SEC, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operations of the Public Reference Room. Our filings with the SEC are also available through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our ADSs are listed.

We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, with the SEC covering the securities. For further information on the securities of ING Groep N.V., you should review our registration statement and its exhibits. This prospectus is a part of the registration statement and summarizes material provisions of the contracts and other documents to which we refer you. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

We incorporate by reference the following documents or information which is filed with or furnished to the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 20-F for the year ended December 31, 2014, filed on March 19, 2015;

•	our registration statement on Form 8-A filed on May 20, 1997, describing the ordinary shares, bearer depositary receipts, and ADSs, including any further amendments or reports filed for the purpose of updating those descriptions; and

•	any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference, on or after the date of this prospectus and before the termination of any offering of securities hereunder.

You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address: ING Groep N.V., Attention: Investor Relations, Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, telephone: +31-20-563-6710.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement(s). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is prohibited. You should assume that the information appearing in this prospectus or any applicable prospectus supplement(s), as well as information we previously filed with, or furnished to, the SEC and incorporated by reference, is accurate as of the date on the front cover of such documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, the related prospectus supplement and certain documents incorporated by reference herein may contain “forward-looking statements.” These statements are forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. In particular, forward-looking statements include all statements that express forecasts, expectations, plans, outlook and projections with respect to future matters, including trends in results of operations, margins, growth rates, overall market trends, the impact of changes in interest or exchange rates, the availability or cost of financing to us, anticipated cost savings or synergies, expected investments, the completion of our restructuring programs, anticipated tax rates, expected cash payments, outcomes of litigation and general economic conditions. These forward-looking are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those in such statements. Actual results, performance or events may differ materially from those expressed or implied in such statements due to, without limitation:

•	changes in general economic conditions, in particular economic conditions in ING’s core markets;

•	changes in performance of financial markets, including developing markets;

•	consequences of a potential (partial) break-up of the euro;

•	the implementation of our restructuring plan to separate banking and insurance operations;

•	changes in the availability of, and costs associated with, sources of liquidity such as interbank funding, as well as conditions in the credit markets generally, including changes in borrower and counterparty creditworthiness;

•	the frequency and severity of insured loss events;

•	changes affecting persistency levels;

•	changes affecting interest rate levels;

•	changes affecting currency exchange rates;

•	changes in investor, customer and policyholder behavior;

•	changes in general competitive factors;

•	changes in laws and regulations;

•	changes in the policies of governments and/or regulatory authorities;

•	conclusions with regard to purchase accounting assumptions and methodologies;

•	changes in ownership that could affect the future availability to us of net operating loss, net capital and built-in loss carry forwards;

•	changes in credit ratings; and

•	our ability to achieve projected operational synergies or to successfully implement the Ambition 2017 programme.

Any forward-looking statements made by or on behalf of ING speak only as of the date they are made, and ING assumes no obligation to publicly update or revise any forward looking statements, whether as a result of new information or future events or for any other reason. You should, however, consult any additional disclosures that ING may make in any documents which it publishes and/or files with the SEC.

Additional risks and factors are identified in our filings with the “SEC,” including in our Annual Report on Form 20-F for the fiscal year ended December  31, 2014, which is available on the SEC’s website at http://www.sec.gov.

ABOUT THIS PROSPECTUS

Unless otherwise specified in this prospectus, references to “ING Groep N.V.” or “we,” “our” and “us” are to ING Groep N.V., the holding company incorporated under the laws of The Netherlands, and not to its consolidated subsidiaries; references to “ING,” “ING Group” or the “Group” are to ING Groep N.V. and its consolidated subsidiaries; references to “ING Bank” are to ING Bank N.V., together with its consolidated subsidiaries; and references to the “Trust” are to the Stichting ING Aandelen, an administrative trust that holds more than 99.9% of the outstanding ordinary shares of ING Groep N.V. and issues bearer depositary receipts for such shares. ING Groep N.V.’s primary banking subholding is ING Bank N.V.

USE OF PROCEEDS

Except as may be described in your prospectus supplement, we will use the net proceeds from the initial sales of the securities offered under this prospectus and your prospectus supplement to provide additional funds for the Group’s operations and for other general corporate purposes. The Group’s general corporate purposes may include the repayment or reduction of indebtedness, acquisitions and working capital requirements.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of each indenture and your debt security. They do not, however, describe every aspect of each indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security. The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed copies of the indentures with the SEC as exhibits to our registration statement. See “Available Information” above for information on how to obtain a copy. The terms of the debt securities include those stated in the indentures and any supplements thereto, and those terms made part of the indenture by reference to the Trust Indenture Act.

The capital securities described in this prospectus are also debt securities. However, because they have certain unique terms designed to accommodate our expectation that one or more series of capital securities, if issued, will qualify as regulatory capital of ING Groep N.V. for purposes of capital adequacy rules, we have described the capital securities and the capital securities indenture separately under “Description of Capital Securities.”

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or The Netherlands.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. Since we also guarantee certain obligations of some of our subsidiaries, any liability we may incur for our subsidiaries’ obligations could reduce the assets that are available to satisfy claims of our direct creditors, including investors in the debt securities. Additionally, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of debt securities;

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity or maturities, if any;

•	the price at which we will originally issue your debt security, expressed as a percentage of the principal amount of the debt securities of the same series, and the original issue date;

•	any provisions for “reopening” the offering at a later time to offer additional debt securities having the same terms as your debt security;

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security and also whether it is an original issue discount debt security or a perpetual debt security;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and other relevant terms, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the date or dates on which any interest on the debt securities of the series will be payable, the regular record date or dates we will use to determine who is entitled to receive interest payments and any right to extend or defer the interest payment periods and the duration of the extension;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable and where any transfer, conversion or exchange, if applicable, will occur;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•

if the debt securities may be converted into or exercised or exchanged for our ordinary shares, bearer depositary receipts, ADRs, or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of ordinary shares, bearer depositary receipts, ADRs, or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt securities will be listed on the New York Stock Exchange or any other securities exchange or whether the debt securities will not be listed;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if applicable, any additional investment considerations relating to the debt securities;

•	if your debt security is subject to mandatory or optional remarketing or other mandatory or optional resale provisions, the date or period during which such resale may occur, any conditions to such resale and any right of the holder to substitute securities for the securities subject to resale;

•	any conditions or limitations to defeasance of the debt securities, to the extent different from those described under “— Defeasance” in this prospectus;

•	any changes or additions to the events of default or covenants contained in the relevant indenture;

•	if applicable, any subordination provisions that will apply, to the extent different from those described in this prospectus;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for your debt security;

•	any specific Dutch or U.S. federal income tax considerations relating to the debt securities not addressed in this prospectus; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

If your debt security is a fixed rate debt security, the prospectus supplement will also describe:

•	the annual rate or rates at which your debt security will bear interest, if any;

•	the date or dates from which that interest, if any, will accrue; and

•	the interest payment dates to the extent different from those described herein.

If your debt security is a floating rate debt security, the prospectus supplement will also describe:

•	the interest rate basis;

•	any applicable index currency or maturity, spread or spread multiplier or initial maximum or minimum rate;

•	the interest reset, determination, calculation and payment dates;

•	the day count used to calculate interest payments for any period; and

•	the calculation agent.

If your debt security is an indexed debt security, the prospectus supplement will also describe:

•	the principal amount, if any, we will pay you at maturity;

•	the index that your security is based upon;

•	the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any; and

•	the terms on which your debt security will be exchangeable for or payable in cash, securities or other property.

If your debt security is a perpetual debt security, the prospectus supplement will also describe:

•	the circumstances under which we have a right to defer interest payments; and

•	if applicable, our ability to satisfy our payment through the issuance of ordinary shares or cumulative preference shares.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Debt securities may bear interest at a fixed rate or a floating rate or we may issue debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to discount securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

While this prospectus describes terms that apply generally to all the debt securities, the prospectus supplement applicable to your debt security will summarize specific financial and other terms of your debt security. Consequently, as you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

Holders of debt securities have no voting rights except as explained in this section below under “—Default, Remedies and Waiver of Default.”

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of the Group. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank on a parity with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and, except as otherwise described in your prospectus supplement, will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and The Bank of New York Mellon, which will initially act as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness, including additional senior indebtedness.

The trustee under each indenture has two main roles:

•	first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default, Remedies and Waiver of Default”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your debt security, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued, including any supplemental indenture, and the trustee under that indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, including all debt securities we have issued and will issue under the senior debt indenture.

Except as otherwise modified with respect to a particular issuance of debt securities, the subordinated debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, ING

Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. We will describe any such modification in your prospectus supplement. Some of the modifications applicable to perpetual debt securities are described below in this subsection.

The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture, and the holders of that series, can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness are fully satisfied.

The subordinated debt indenture allows the holder of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

In the case of perpetual debt securities, which are described in more detail below under “— Types of Debt Securities — Perpetual Debt Securities,” the definition of senior debt will be different than the definition of senior debt described above and will be specified in your prospectus supplement. Unless otherwise specified in your prospectus supplement, we will also enter into a supplemental indenture that sets out the specific terms of the perpetual debt securities, including our covenant that so long as any of the perpetual debt securities are outstanding, we will not issue any preference shares (or other securities which are akin to preference shares as regards distributions on a return of assets upon our liquidation or in respect of distribution or payment of dividends and/or any other amounts thereunder by us) or give any guarantee or contractual support arrangement in respect of any of our preference shares or such other securities or in respect of any other entity if such preference shares, such other securities akin to preference shares, guarantees or contractual support arrangements would rank (as regards distributions on a return of assets upon our liquidation or in respect of distribution or payment of dividends and/or any other amounts thereunder by us) senior to the perpetual debt securities, unless we alter the terms of the perpetual debt securities such that the perpetual debt securities effectively rank pari passu with any such preference shares, such other securities akin to preference shares or such guarantee or support undertaking.

We are a Holding Company

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of debt securities to be issued under each indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Each indenture and the debt securities will be governed by New York law, unless otherwise specified in your prospectus supplement.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will only reopen an issuance if the additional debt securities issued in the reopening and the outstanding debt securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Any debt securities owned by us or any of our affiliates are deemed not to be outstanding.

Neither the indentures nor the debt securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless described in your prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, if any, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of that debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. We may also issue debt securities that do not have a stated maturity and are perpetual in nature.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to ING Groep N.V. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities in Registered Form.” See “— Considerations Relating to Our Debt Securities — Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in debt securities of this kind.

Debt Securities Not Secured by Assets

No series of debt securities will be secured by any property or assets of ING Groep N.V.

Types of Debt Securities

We may issue any of the following three types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Unless otherwise specified in your prospectus supplement, each fixed rate debt security that is not a zero coupon debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in your prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if no interest has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise specified in your prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Unless otherwise specified in your prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in your prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in your prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in your prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in your prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of ING.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security, depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than ING Groep N.V.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “— Considerations Relating to Our Debt Securities — Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Perpetual Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be a perpetual debt security.

A debt security of this type has no fixed maturity or mandatory redemption date and may be subject to our right to defer interest payments as described in your prospectus supplement. A perpetual debt security is not redeemable at the option of the holder of the perpetual debt security at any time and is not redeemable at our option except as described in your prospectus supplement. A perpetual debt security may be convertible, at our option, into cumulative preference shares or ordinary shares under certain circumstances described in your prospectus supplement. We will pay interest on each interest payment date and at redemption as described below under “— Payment Mechanics for Debt Securities in Registered Form — How We May Make Payments on Perpetual Debt Securities.”

Interest payments and any other payments in respect of the perpetual debt securities may be subject to deferral in certain circumstances. These circumstances, along with the circumstances under which we cannot defer payment, will be described in your prospectus supplement.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation — Material Tax Consequences of Owning Our Debt Securities — Original Issue Discount” below for a description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or on specific dates after such date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date, except in the event of an optional tax redemption as described below. We will give the notice in the manner described below in “— Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person who can exercise the right to repayment. Any indirect owners who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that such banks or brokers notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

We urge street name and other indirect owners to contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in your prospectus supplement, we may redeem each series of debt securities in whole, but not in part, at our option at any time upon not more than 60 nor less than 10 days’ notice to the trustee, at a redemption price equal to the principal amount of such debt securities (or if the debt securities are original issue discount securities, such amount as determined pursuant to the formula set forth in the applicable prospectus supplement) plus any additional amounts due as a result of any withheld tax, if:

•	we would be required to pay additional amounts, as explained below under “— Payment of Additional Amounts with Respect to the Debt Securities,” as a result of any change in or amendment to the tax laws (or any regulations or rulings promulgated thereunder) of The Netherlands, or of a jurisdiction in which a successor of ING Groep N.V. is organized, which becomes effective on or after the date of issuance of that series; or

•	a person located outside The Netherlands, or a jurisdiction in which a successor of ING Groep N.V. is organized, to which we have conveyed, transferred or leased property, would be required to pay additional amounts. We are not required, however, to use reasonable measures to avoid the obligation to pay additional amounts in in the event of such merger, conveyance, transfer or lease.

If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date.

Conversion

Your debt securities may be convertible into or exchangeable for ordinary shares, bearer depositary receipts, cumulative preference shares, ADSs, or other securities of ING Groep N.V. or another issuer if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of ordinary shares, cumulative preference shares, ADSs or other securities of ING Groep N.V. or another issuer to be received by you upon conversion or exchange.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•	If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the debt securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Default Remedies and Waiver of Default — Events of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Defeasance

Defeasance and Covenant Defeasance

Unless we say otherwise in your prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of senior or subordinated debt securities. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate, indexed debt security or perpetual debt security.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payments and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

•	We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current U.S. federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above.

In the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under “— The Senior Debt Indenture and the Subordinated Debt Indenture — Subordination Provisions,” would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness; and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You will not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•	we must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt security on their various due dates; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that under then-current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, the conditions described in the last two bullet points under “— Full Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless your prospectus supplement specifically provides that they do.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•	any additional covenants that your prospectus supplement may state are applicable to your debt security; and

•	the events of default resulting from a breach of covenants, described below in the third item under “— Default, Remedies and Waiver of Default — Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurs, like our bankruptcy, and your debt security becomes immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

Events of Default

Unless otherwise indicated in your prospectus supplement, with respect to any series of debt securities, when we refer to an event of default, we mean any of the following:

•	we do not pay the principal of, or any premium on, any debt security of that series on its due date;

•	we do not pay interest on any debt security of that series within 30 days of its due date;

•	we remain in breach of any covenant or warranty we make in the applicable indenture which is applicable to the debt security of that series for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series;

•	we file for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to ING Groep N.V. occur, under any applicable Dutch law;

•	we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in your prospectus supplement; or

•	if your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— The Senior Debt Indenture and the Subordinated Debt Indenture — Subordination Provisions.”

Except as specified in your prospectus supplement, if an event of default has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all debt securities of the affected series may declare the entire principal amount of all such debt securities to be due immediately. Except as specified in your prospectus supplement, if an event of default occurs because of events in bankruptcy, insolvency or reorganization relating to ING Groep N.V., the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected debt securities. If the maturity of any debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities affected by the acceleration may cancel the acceleration for all the affected debt securities.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use its rights and powers under the applicable indenture, and in doing so, to use the same degree of care and skill that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct, from time to time, the method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the relevant series of debt securities.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, all of the following must occur:

•	the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the relevant series of debt securities, and the event of default must not have been cured or waived;

•	the holders of 25% or more in principal amount of the relevant series of debt securities must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the relevant series of debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the relevant series of debt securities.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or about their respective due dates.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on your debt security, however, without your approval.

We Will Give the Trustee Information about Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt securities and the indenture they are issued under, or else specifying any default.

We urge book-entry and other indirect owners to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare a cancellation of an acceleration of maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance.”

Modifications of the Indentures

There are four types of changes we can make to a particular indenture and the debt securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change under a particular indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to holders;

•	impair any right a holder may have to require repayment or conversion of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•	change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. These changes are limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to either indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities; or

•	if the change affects more than one series of debt securities issued under an indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of each holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either the senior or subordinated debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “— Defeasance — Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one of our affiliates is the owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as a single class, and would also be entitled to vote separately, as a series only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of holders of the relevant series. For series of debt securities that have these rights, the rights will be described in your prospectus supplement. For series that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue series having these or other special rights without obtaining the consent of or giving notice to holders of outstanding securities.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a currency or currency unit other than U.S. dollars, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more currencies or currency units other than the U.S. dollar, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any date as a record date for the purpose of determining the holders that are entitled to take action under either the senior or subordinated debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by the holders. If we or the trustee set a record date for an approval or other action to be taken by the holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Form

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in your prospectus supplement.

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If the principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate debt security (other than perpetual debt securities) will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. Unless we specify otherwise in your prospectus supplement, interest on any perpetual debt security will be payable quarterly each January 15, April 15, July 15 and October 15. The regular record date relating to an interest payment date for any perpetual debt security shall be January 1, April 1, July 1 and October 1, respectively. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the business day prior to the payment date.

Business Day

Unless we specify otherwise in your prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, it is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the debt security is a floating rate debt security whose interest rate is based on LIBOR, it is also a day on which dealings in the relevant index currency specified in your prospectus supplement are transacted in the London interbank market;

•	if the debt security has a specified currency other than U.S. dollars or euro, it is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euro, it is also a day on which the Eurosystem-owned European Real-Time Gross Settlement (RTGS) system (“TARGET2”), or any successor system, is open for business;

•	if the debt security is held through Euroclear, it is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, it is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We May Make Payments on Perpetual Debt Securities

Deferral of Interest Payments. Interest payments and any other payments on perpetual debt securities may be subject to deferral in some circumstances. We may be required to defer payment if we do not satisfy solvency conditions or if, after making such a payment, we would not satisfy certain solvency conditions that will be described in your prospectus supplement. In addition, we may defer payment if we comply with a number of requirements. In either case, unless we obtain permission from our relevant regulator, we may be required to satisfy our obligation to pay in accordance with the alternative interest satisfaction mechanism described below.

Alternative Interest Satisfaction Mechanism. We may be permitted, and under certain circumstances required, to satisfy our obligation to pay you through the issuance of our ordinary shares which, when sold, will provide a cash amount sufficient for us to make payments due to you in respect of the relevant payment. Absent certain conditions, we may elect to use this alternative interest satisfaction mechanism in order to satisfy our obligation to make any interest payment by giving not less than 16 business days’ notice to the trustee.

Our obligation to pay in accordance with the alternative interest satisfaction mechanism will be satisfied in accordance with the procedures described in your prospectus supplement.

If we elect to make any payment in accordance with the alternative interest satisfaction mechanism, the receipt of cash proceeds on the sale of our ordinary shares issued to the trustee or its agent will satisfy the relevant payment or the relevant part of such payment. The proceeds from the sale of ordinary shares pursuant to the alternative interest satisfaction mechanism will be paid to you by the trustee in respect of the relevant payment.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities. Unless otherwise specified in your prospectus supplement, we will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is deposited.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection for payment amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What is a Global Security?”

Indirect owners of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payment in U.S. dollars of an amount due in another currency, whether on a global debt security or on a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount you receive in the exchange agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control — which may include the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in the manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in your prospectus supplement. We may select ING Financial Markets LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be made in its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day unless such business day would fall in the next calendar year. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Debt Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any debt securities will be paid by ING Groep N.V. or any successor thereof without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized, unless such deduction or withholding is required by applicable law. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized, ING Groep N.V. or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, “additional amounts” will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in the United States;

•	the amount of any tax, assessment or other governmental charge which is only payable because:

¡	a connection exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes);

¡	the holder presented the debt security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

•	the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by withholding from a payment or in respect of the debt securities;

•	the amount of any tax, assessment or other governmental charge that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant debt security to another paying agent in a Member State of the European Union;

•	the amount of any tax imposed on a payment to an individual that is required to be made pursuant to the Directive of the European Council of Economics and Finance Ministers, adopted on June 3, 2003 (2003/48/EC) or any law implementing or complying with, or introduced in order to conform to, that Directive; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

Whenever reference is made in any context to the principal of, and any interest on, any debt security, such mention shall be deemed to include any relevant premium or additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect of such debt security.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to debt securities.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed ING Financial Holdings Corporation, acting through its office at 1325 Avenue of the Americas, New York, New York 10019, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to either indenture or any debt securities brought in any federal or state court in New York City and have submitted to the non-exclusive jurisdiction of those courts.

Considerations Relating to Our Debt Securities

Considerations Relating to Indexed Securities

We use the term “indexed securities” to mean debt securities whose value is determined by reference to the price or value of one or more securities of one or more issuers, currencies, commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index” Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read your prospectus supplement for a discussion of U.S. federal income tax matters.

Investors in Indexed Securities Could Lose Their Investment

The principal amount of an indexed debt security payable at maturity, and/or the amount of interest payable on an indexed debt security on an interest payment date, will be determined by reference to the price or value of one or more indices. The direction and magnitude of the change in the value of the relevant index will determine the principal amount of an indexed debt security payable at maturity and/or the amount of interest payable on an indexed debt security on an interest payment date. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed security, you may lose all or a portion of the principal you invest and may receive no interest on your investment.

The Issuer of a Security or Currency that Serves as an Index Could Take Actions that May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed debt security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a debt security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “— Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency — Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed security may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a debt security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information about Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in your prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

ING Bank N.V. and our other affiliates may have conflicts of interest with respect to some indexed securities. ING Bank N.V. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments or act as financial adviser to issuers of the securities that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

ING Bank N.V. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that ING Bank N.V. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on your security.

Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency

If you intend to invest in a debt security whose principal and/or interest is payable in a currency other than U.S. dollars, you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-Dollar Security Involves Currency-Related Risks

An investment in a debt security with a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security payable solely in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the U.S. or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar-equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-Dollar Securities Will Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars will provide that if, because of circumstances beyond our control, the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “— Payment Mechanics for Debt Securities in Registered Form — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, and may even be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a debt security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Security, an Investor May Bear Currency Exchange Risk

Unless otherwise specified in your prospectus supplement, the debt securities under the applicable indenture will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about Exchange Rates May Not Be Indicative of Future Performance

If we issue a debt security denominated in a specified currency other than U.S. dollars, we may include in your prospectus supplement a currency supplement that provides information about historical exchange rates for the specified currency. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular debt security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in your prospectus supplement that any determination is subject to approval by ING Groep N.V.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

DESCRIPTION OF CAPITAL SECURITIES

Please note that in this section references to “holders” mean those who own capital securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of the capital securities indenture and your capital securities. They do not, however, describe every aspect of the capital securities indenture and your capital securities. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the capital securities indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your capital securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital securities. The capital securities indenture and its associated documents, including your capital securities, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed copies of the form of capital securities indenture, which we expect to enter into with The Bank of New York Mellon, London Branch, as trustee, with the SEC as an exhibit to our registration statement. See “Available Information” above for information on how to obtain a copy. The terms of the capital securities include those stated in the indenture and any supplements thereto, and those terms made part of the capital securities indenture by reference to the Trust Indenture Act.

General

The capital securities are not deposits and are not insured by any regulatory body of the United States or The Netherlands.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to make payments on the capital securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. Since we also guarantee certain obligations of some of our subsidiaries, any liability we may incur for our subsidiaries’ obligations could reduce the assets that are available to make payments on the capital securities. Additionally, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators.

The capital securities indenture does not limit the amount of capital securities that we may issue. We may issue the capital securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of capital securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the capital securities;

•	any limit on the aggregate principal amount of the capital securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for ING Groep N.V. as the issuer of the capital securities of the series;

•	whether the capital securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the capital securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the capital securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

•	whether we will issue the capital securities as discount securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of the capital securities;

•	any condition applicable to payment of any principal, premium or interest on the capital securities;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the capital securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•	any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares, depositary receipts or other securities of ING Groep N.V. (“conversion securities”), and, if so, the nature and terms of the conversion securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the conversion securities into which the capital securities may be converted;

•	the terms of any repurchase of the capital securities;

•	the denominations in which the capital securities will be issued, if other than $1,000 and integral multiples thereof;

•	the amount, or how to calculate the amount, that we will pay to the capital security holder, if the capital security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	the currency or currencies in which the capital securities are denominated, and in which we make any payments;

•	whether we will issue the capital securities wholly or partially as one or more global capital securities and the initial value with respect to such global security or capital security;

•	what conditions must be satisfied before we will issue the capital securities in definitive form (“definitive capital securities”);

•	any reference to an index we will use to determine the amount of any payments on the capital securities;

•	any other or different events of default, other categories of default or covenants applicable to any of the capital securities, and the relevant terms if they are different from the terms in the capital securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the capital securities;

•	whether we will not pay additional amounts, as defined below, on the capital securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the capital securities on a securities exchange;

•	whether holders of the capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any other or different terms of the capital securities;

•	the respective rights and obligations, if any, of ourselves and holders of the capital securities following a change of control, including, if applicable, the terms and conditions under which we could be required to redeem or make an offer to purchase capital securities; and

•	what we believe are any additional material U.S. federal and Dutch tax considerations.

The prospectus supplement relating to any series of capital securities may also include, if applicable, a discussion of certain considerations under ERISA.

Capital securities may bear interest at a fixed rate or a floating rate or we may issue capital securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to discount securities or to capital securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

While this prospectus describes terms that apply generally to all the capital securities, the prospectus supplement applicable to your capital securities will summarize specific financial and other terms of your capital securities. Consequently, as you read this section, please remember that the specific terms of your capital securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital securities.

Holders of capital securities have no voting rights except as explained in this section below under “—Modifications of the Capital Securities Indenture,” “—Events of Default,” “—Trustee’s Duties” and “—Limitation on Suits.”

Principal and Interest

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of capital securities.

The Capital Securities Indenture

The capital securities are governed by a document called an indenture, which is a contract between us and The Bank of New York Mellon, which will initially act as trustee. The indenture does not limit our ability to incur additional indebtedness, including capital securities and additional senior indebtedness.

The trustee under the indenture has two main roles:

•	first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Limitations on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your capital securities, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any capital securities, we mean the indenture including any supplemental indenture, and the trustee under that indenture.

We are a Holding Company

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of capital securities to be issued under the indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Unless otherwise specified in your prospectus supplement, the capital securities indenture and the capital securities will be governed by New York law, except that, as specified in the capital securities indenture, the subordination provisions of each series of capital securities and the related provisions in the capital securities indenture will be governed by and construed in accordance with Dutch law.

We May Issue Many Series of Capital Securities

We may issue as many distinct series of capital securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue capital securities with terms different from those of capital securities previously issued under that indenture, but also to “reopen” a previous issue of a series of capital securities and issue additional capital securities of that series. We will only reopen an issuance if the additional capital securities issued in the reopening and the outstanding capital securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series of capital securities will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of capital securities, we mean a series issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the capital security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

The indenture does not limit the aggregate amount of capital securities that we may issue or the number of series or the aggregate amount of any particular series. Any capital securities owned by us or any of our affiliates are deemed not to be outstanding.

Neither the indenture nor the capital securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the capital securities, unless described in your prospectus supplement.

Ranking of Capital Securities

Capital securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of capital securities relative to the debt and equity issued by us, including to what extent the capital securities may rank junior in right of payment to our other obligations or in any other manner.

Form, Exchange and Transfer of Capital Securities

Form

We will issue each capital security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Capital securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the capital securities represented by the global security. Those who own beneficial interests in a global capital security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will generally issue each capital security in registered form, without coupons, unless we specify otherwise in your prospectus supplement.

If any capital securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their capital securities for capital securities of smaller denominations or combined into fewer capital securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their capital securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated capital securities at that office. We have appointed the trustee to act as our agent for registering capital securities in the names of holders and transferring and replacing capital securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their capital securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any capital securities.

If we have designated additional transfer agents for your capital security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the capital securities of any series are redeemable and we redeem less than all those capital securities, we may block the transfer or exchange of those capital securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any capital security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any capital security being partially redeemed.

If a capital security is issued as a global capital security, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the capital security as described in this subsection, since the depositary will be the sole holder of the capital security.

The rules for exchange described above apply to exchanges of capital securities for other capital securities of the same series and kind. If a capital security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Capital Securities

Who Receives Payment?

If interest is due on a capital security on an interest payment date, we will pay the interest to the person or entity in whose name the capital security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the capital security. If the principal or another amount besides interest is due on a capital security at maturity, we will pay the amount to the holder of the capital security against surrender of the capital security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate capital security (other than perpetual capital securities) will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate capital security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate capital security will be the 15th calendar day before that interest payment date. Unless we specify otherwise in your prospectus supplement, interest on any perpetual capital security will be payable quarterly each January 15, April 15, July 15 and October 15. The regular record date relating to an interest payment date for any perpetual capital security shall be January 1, April 1, July 1 and October 1, respectively. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a capital security in book-entry form will be the business day prior to the payment date.

Business Day

The term “business day” means, for any capital security, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement. If we issue floating rate capital securities or capital securities with a specified currency other than U.S. dollars, we may specify what days will be considered business days in your prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Capital Securities. We will make payments on a global capital security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global capital security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Capital Securities. Unless otherwise specified in your prospectus supplement, we will make payments on a capital security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the capital security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is deposited.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the capital security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the capital security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their capital securities.

How We Will Make Payments Due in Other Currencies

If we issue capital securities in currencies other than U.S. dollars, we will specify how we will make payments in your prospectus supplement.

Payment When Offices Are Closed

If any payment is due on a capital security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the capital securities indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any capital security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices capital securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Capital Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any capital securities will be paid free and clear of, and without deduction or withholding for, or on account of, any and all taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which the Issuer a successor to ING Groep N.V. is organized or resident for tax purposes (the “Relevant Jurisdiction”), unless such deduction or withholding is required by law. If deduction or withholding of any of these charges is required by a Relevant Jurisdiction, ING Groep N.V. or such successor, as the case may be, will pay as additional interest such additional amounts (“Additional Amounts”) necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, Additional Amounts will not be paid for:

•	the amount of any tax, assessment or other governmental charge that is payable because a connection (other then the share holding or ownership of, or the collection of principal of and interest on, such capital securities) exists between the holder and the Relevant Jurisdiction; or

•	the amount of any tax, assessment or other governmental charge that is imposed or withheld because the holder presented the capital security for payment (where presentation is required) more than 30 days after the date on which the relevant payment became due and payable or was provided for, whichever is later;

•	the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on or in respect of the capital securities;

•	the amount of any tax, assessment or other governmental charge that is imposed or withheld because the holder or beneficial owner of the capital securities fails to comply with a timely request from us to either provide information concerning the holder’s or beneficial owner’s nationality, residence or identity or make any claim to satisfy any information or reporting requirement, if the holders or beneficial owner is legally permitted to provide such information and the completion of either would have provided an exemption from the applicable governmental charge;

•	the amount of any tax, assessment or other governmental charge that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant capital security to another paying agent;

•	the amount of any tax imposed on a payment to an individual that is required to be made pursuant to the Directive of the European Council of Economics and Finance Ministers,

adopted on June 3, 2003 (2003/48/EC) or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the capital securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay additional amounts or otherwise indemnify a holder of the Securities on account of any FATCA Withholding Tax deducted or withheld by us, any paying agent, or any other party.

Whenever we refer in this prospectus in any context to the payment of principal of, or any premium or interest on, or in respect of, any capital security, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to capital securities.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the capital securities and the capital securities indenture for or on account of (i) any present or future taxes, duties, assessments or governmental charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “applicable law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to applicable law and shall report to the relevant authorities the amount so deducted or withheld. However, the paying agent will not need to make any such deduction or withholding with respect to payments made under the capital securities and the capital securities indenture through the relevant clearing systems.

In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to applicable law, except to the extent that it receives payment for such gross up from us. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of a capital security, and we will not pay additional amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “— Payment of Additional Amounts” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in your prospectus supplement.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of capital securities, however, we may not take any of these actions unless all the following conditions are met:

•	If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the capital securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

•	The merger, sale of assets or other transaction must not cause a default on the capital securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Events of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to the capital securities of any series, we will not need to obtain the approval of the holders of those capital securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your capital securities.

Modifications of the Capital Securities Indenture

There are four types of changes we can make to a particular indenture and the capital securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a capital security affected by the change under capital securities indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a capital security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a capital security;

•	permit redemption of a capital security if not previously permitted;

•	impair any right a holder may have to require repayment;

•	change the currency of any payment on a capital security other than as permitted by the capital security;

•	change the place of payment on a capital security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its capital security;

•	reduce the percentage in principal amount of the capital securities and any other affected series of capital securities, taken together, the approval of whose holders is needed to change the indenture or the capital securities;

•	reduce the percentage in principal amount of the capital securities and any other affected series of capital securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•	modify any of the provisions of the applicable indenture dealing with modification or waiver of past events of default, except to increase any such percentage or to provide that certain other provisions of any applicable indenture cannot be modified or waived without the consent of the holders of the capital securities affected thereby.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the capital securities of any series, including modifications relating to the subordination or redemption provisions of such capital securities, can only be made in accordance with the rules and requirements of the European Banking Authority, as and to the extent applicable from time to time.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the capital securities. These changes are limited to clarifications and changes that would not adversely affect the capital securities in any material respect. Nor do we need any approval to make any change that affects only capital securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular capital security, even if they affect other capital securities. In those cases, we do not need to obtain the approval of the holder of that capital security; we need only obtain any required approvals from the holders of the affected capital securities or other capital securities.

Changes Requiring Majority Approval

Any other change to the capital securities indenture and the capital securities issued thereunder would require the following approval:

•	if the change affects only one series of capital securities, it must be approved by the holders of a majority in principal amount of the relevant series of capital securities; or

•	if the change affects more than one series of capital securities issued under the capital securities indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the capital securities indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular capital security, or in the capital securities indenture as it affects that capital security, that we cannot change without the approval of each holder of that capital security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the capital securities or request a waiver.

Events of Default

Unless your prospectus supplement provides otherwise, an “event of default” with respect to the capital securities shall result if (i) a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the securities (including those limitations set forth in “— Ranking of Capital Securities” above), if an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of and any accrued but unpaid interest on the securities to be due and payable immediately. However, if the event of default shall be deemed to have been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences shall be rescinded.

Other than the limited remedies specified above, on the occurrence of an event of default which is continuing, no remedy against us will be available to the trustee or the holders of the capital securities whether for the recovery of amounts owing in respect of such capital securities or under the capital securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such capital securities or under the capital securities indenture in relation thereto, provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses shall survive any such event of default and shall not be subject to any subordination provisions applicable to the capital securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the capital securities in response to such event of default under the provisions of the capital securities indenture and provided that any payments on the capital securities of such series are subject to the subordination provisions set forth in the capital securities indenture.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any capital security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the capital securities or the capital securities indenture that they might otherwise have against us. No holder of capital securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties

If an event of default occurs and is continuing with respect to the capital securities, the trustee will have no obligation to take any action at the direction of any holders of the capital securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding capital securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the capital securities. However, this direction (a) must not be in conflict with any rule of law or the capital securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the capital securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of an event of default with respect to the capital securities of any series, give to each affected holder of the capital securities of the affected series notice of any event of default it knows about, unless the event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

Limitation on Suits

Before a holder of the capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the capital securities, the following must occur:

•	the holder must give the trustee a written notice that a default has occurred and remains uncured;

•	the holders of 25% in outstanding principal amount of the capital securities must make a written request that the trustee take action because of the default;

•	such holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity; and

•	the trustee must not have received an inconsistent direction from the majority in principal amount of the capital securities during that period;

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the capital securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the capital securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past event of default, as described below in “Legal Ownership and Book-Entry Issuance.”

Notices

Notices to be given to holders of a global capital security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of capital securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Consent to Service

The capital securities indenture provides that we irrevocably designate ING Financial Holdings Corporation, acting through its office at 1325 Avenue of the Americas, New York, New York 10019 as our authorized agent for service of process in any proceeding arising out of or relating to the capital securities indenture or capital securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

The general meeting of shareholders of ING Groep N.V. is referred to as the “general meeting,” which term refers to both the body consisting of shareholders and other persons entitled to vote as well as the meeting of shareholders and other persons entitled to attend meetings. This section and your prospectus supplement will summarize all the material terms of our ordinary shares, including summaries of certain provisions of our articles of association and applicable Dutch law in effect on the date hereof. They do not, however, describe every aspect of the ordinary shares, the articles of association or Dutch law. References to provisions of our articles of association are qualified in their entirety by reference to the full articles of association, an English translation of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

As of December 31, 2014 our authorized share capital was divided into 14,500 million ordinary shares, with a nominal value of EUR 0.24 per ordinary share, and 4,500 million cumulative preference shares with a nominal value of EUR 0.24 per cumulative preference share. The ordinary shares and the cumulative preference shares are each in registered form. The outstanding ordinary shares are fully paid and non-assessable. More than 99.9% of the outstanding ordinary shares is currently held by the Trust, which has issued bearer depositary receipts in exchange therefor. As of March 13, 2015, approximately 3,859,496,293 ordinary shares were issued and outstanding. In addition, as of December 31, 2014, no cumulative preference shares were issued and outstanding.

Dividends

Dividends, whether in cash or shares, may be payable out of our annual profits as reflected in the annual accounts adopted by the general meeting of ING Groep N.V.

At its discretion, but subject to statutory provisions and to the extent permitted by law, the Executive Board may, with the prior approval of the Supervisory Board, distribute one or more interim dividends, whether in cash, or shares, before the annual accounts for any financial year have been adopted by the general meeting.

The Executive Board decides, subject to the approval of our Supervisory Board, what portion of the annual profits (after payment of dividends on outstanding cumulative preference shares, if any) will be added to the reserves of ING Groep N.V. The portion of the annual profits that remains after this addition to the reserves and after payment of dividends on outstanding cumulative preference shares, if any, is at the disposal of the general meeting. The general meeting may declare dividends therefrom and/or add additional amounts to the reserves of ING Groep N.V.; provided that the distribution of dividends does not occur at a time when our shareholders’ equity is, and does not cause our shareholders’ equity to be, below our issued share capital as increased by the amount of reserves required by Dutch law.

The Executive Board determines, with the approval of the Supervisory Board, whether the dividends on ordinary shares are payable in cash, in shares, or at the option of the holders of ordinary shares, in cash or in shares. Existing reserves that are distributable in accordance with law may be made available to the general meeting for distribution upon proposal by the Executive Board, subject to prior approval by the Supervisory Board.

A proposal of the Executive Board with respect thereto is submitted to the general meeting. See “Item 8 — Financial information — Dividends” in our most recent Annual Report on Form 20-F for a more detailed discussion of the dividend rights of holders of ordinary shares. Our Executive Board may also decide, with the approval of the Supervisory Board, to declare dividends in the currency of a country other than The Netherlands, in which the bearer depositary receipts representing our ordinary shares are traded.

Voting Rights

General Meetings of ING Groep N.V.

Under Dutch law, we must hold at least one annual general meeting, not later than six months after the end of the fiscal year. Pursuant to our articles of association, general meetings may also be held as often as the Executive Board or the Supervisory Board deems desirable. In addition, shareholders or holders of bearer depositary receipts representing at least one-tenth of the issued share capital may request the Executive Board in writing to convene a general meeting, precisely stating the business to be transacted. If the Executive Board or the Supervisory Board has not taken measures so that the meeting can be held within six weeks after such request has been made, the persons who have made the request may, upon their application, be authorized by the judge for interim provisions (voorzieningenrechter) of the competent court to convene such a meeting. Our articles of association specify the places where general meetings may be held, all of which are located in The Netherlands. Under current Dutch law, only those holders of ordinary shares registered in the name of the shareholder 28 days prior to a general meeting may attend and vote at such general meeting. In order to attend, to address and to vote at the general meeting, holders of ordinary shares (including those voting by proxy) must notify us in writing of their intention to attend the meeting by the date determined by the Executive Board and stated in the notice of meeting, which date shall not be earlier than the seventh day before the day of the meeting.

We do not directly solicit from or nominate proxies for our shareholders and are exempt from the SEC’s proxy rules under the Securities Exchange Act; however, the Trust may solicit proxies. Shareholders and other persons entitled to attend general meetings may be represented by proxies with written authority. See “Item 7 — Major shareholders and related party transactions” in our most recent Annual Report on Form 20-F.

Resolutions are adopted at general meetings by an absolute majority of the votes cast (except where a larger majority of votes is required by the articles of association or Dutch law) and there are generally no quorum requirements applicable to such meetings, except as described in the following paragraph. Each ordinary share and each cumulative preference share presently carries one vote.

Amendment of Articles of Association, Legal Merger, Split-Up and Winding-Up of ING Groep N.V.

Resolutions to amend our articles of association or to dissolve ING Groep N.V. may only be adopted upon a proposal by the Executive Board that is approved by the Supervisory Board. Such resolution must be approved by a majority of at least two-thirds of the votes cast at a general meeting at which at least two-thirds of the issued share capital is represented. By operation of law, the same rules apply for resolutions with respect to legal merger (juridische fusie) as defined in the Dutch Civil Code. Resolutions with respect to split-up (splitsing) as defined in the Dutch Civil Code must generally be approved by a majority of at least two-thirds of the votes cast at a general meeting at which at least two-thirds of the issued share capital is represented.

Adoption of Annual Accounts

As provided by Dutch law and by our articles of association, the Executive Board submits ING Groep N.V.’s annual Dutch statutory accounts, together with a certificate of the audit in respect thereof, to the general meeting for adoption.

Liquidation Rights

In the event of the dissolution and liquidation of ING Groep N.V., the assets remaining after payment of all debts and liquidation expenses are first to be distributed to the holders of cumulative preference shares to the extent of the nominal amount paid up on the cumulative preference shares plus accrued dividends. Any remainder will be distributed to holders of the ordinary shares in proportion to their number of shares.

Preemptive Rights

Except as provided by Dutch law, each holder of ordinary shares shall have a preemptive right to issues of ordinary shares. Preemptive rights may be restricted or excluded by resolution of the general meeting or a body thereunto duly authorized by the general meeting, which resolution shall require a majority of at least two-thirds of the votes cast if less than half of the issued share capital is represented.

Acquisition and Cancellation of Ordinary Shares

We may acquire ordinary shares and/or bearer depositary receipts representing our ordinary shares, subject to compliance with certain Dutch law requirements (including that the aggregate nominal value of all ordinary shares, cumulative preference shares and/or bearer depositary receipts held by ING Groep N.V. and any of its subsidiaries at any one time amounts to no more than 50% of our issued share capital). Shares owned by us may not be voted or counted for quorum purposes. Any such acquisitions are subject to the decision of the Executive Board, the approval of the Supervisory Board and the authorization of shareholders at the general meeting of ING Groep N.V. Shares and/or bearer depositary receipts representing our ordinary shares held by us may be resold without triggering preemptive rights.

The general meeting has the power to decide to cancel any of our shares we acquire. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital.

Furthermore, the general meeting may decide to reduce the nominal amount of the shares in our share capital. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital as well as the relevant provisions of our articles of association.

Limitations on Right to Hold or Vote the Ordinary Shares

There are no limitations imposed by Dutch law or by our articles of association on the right of non-resident owners to hold or vote the ordinary shares solely by reason of such non-residence.

DESCRIPTION OF THE TRUST AND THE BEARER DEPOSITARY RECEIPTS

The following is a description of the material provisions of the Trust Agreement and the applicable provisions of Dutch law. This description does not purport to be complete and is qualified in its entirety by reference to the Trust Agreement and the applicable provisions of Dutch law referred to in such description.

General

Bearer depositary receipts, which are negotiable instruments under Dutch law, are issuable by the Stichting ING Aandelen, or the Trust, pursuant to the terms of the Trust’s articles of association (Statuten) and the related conditions of administration (Administratievoorwaarden) (which, when read together, are the Trust Agreement). The Trust Agreement governs the rights of the holders of bearer depositary receipts relative to the Trust. Each bearer depositary receipt underlying our ordinary shares represents an interest in one ING ordinary share, nominal value EUR 0.24, held by the Trust. As of March 13, 2015, the Trust held 3,858,974,919 ordinary shares of ING Groep N.V., which represents over 99.9% of the ING ordinary shares outstanding. The principal trading market for the bearer depositary receipts representing our ordinary shares is Euronext in Amsterdam. The bearer depositary receipts representing our ordinary shares are also listed on Euronext in Brussels. There are no limitations under Dutch law on the rights of non-residents or non-citizens to hold or vote the bearer depositary receipts representing ordinary shares solely by reason of such non-residence.

The ING Groep N.V. articles of association and the Trust Agreement, together with English translations thereof, are incorporated by reference in the registration statement of which this prospectus forms a part.

As of December 31, 2014, no person is known to us to be the owner of more than 10% of our ordinary shares (other than the Trust) or of more than 10% of the bearer depositary receipts representing our ordinary shares.

Dividends

Holders of bearer depositary receipts are entitled to receive the dividends and other distributions corresponding to the ordinary shares underlying such bearer depositary receipts within one week of the time when the Trust receives the corresponding dividends or other distributions to shareholders. The Trust will distribute cash dividends and other cash distributions received by it in respect of the ordinary shares held by the Trust to the holders of the bearer depositary receipts in proportion to their respective holdings. Cash distributions on ING Groep N.V.’s ordinary shares and bearer depositary receipts are generally paid in Euros. However, the Executive Board may decide, with the approval of the Supervisory Board, to declare dividends in the currency of a country other than The Netherlands in which the bearer depositary receipts are traded. Cash dividends and other cash distributions in respect of bearer depositary receipts representing our ordinary shares and for which ADSs have been issued will be distributed in U.S. dollars in accordance with the deposit agreement.

If we declare a dividend in, or free distribution of, ordinary shares, such ordinary shares will be acquired by the Trust, and the Trust will distribute to the holders of the outstanding bearer depositary receipts, in proportion to their holdings, additional bearer depositary receipts issued for the ordinary shares received by the trust as such dividend or distribution. In the event the Trust receives any distribution with respect to ordinary shares held by the Trust other than in the form of cash or additional ordinary shares, the Trust will adopt such method as it may deem legal, equitable and practicable to effect such distribution.

If the Trust has the option to receive such distribution either in cash or shares, the Trust will give notice of such option by advertisement and give holders of bearer depositary receipts the opportunity, to the extent possible, to choose between cash and bearer depositary receipts for shares until the fourth day before the day on which the Trust must have made such choice. If no such choice by the holders of bearer depositary receipts has been timely communicated to the Trust, the Trust shall make the choice as it sees fit in the interests of the holders of the bearer depositary receipts concerned. Distributions to the shareholders in the form of bonus shares, writing-up shares (through increase in the nominal value of shares from our reserves), stock dividends and any other forms shall as far as possible be made available by the Trust to the holders of bearer depositary receipts in the form of bearer depositary receipts or by writing up the bearer depositary receipts. For a description of our dividend policies, see “Description of Ordinary Shares — Dividends” above.

Voting Rights

Holders of bearer depositary receipts are entitled to attend and speak at general meetings of ING Groep N.V. but do not have direct voting rights. However, the Trust will, subject to the restriction referred to below, grant a proxy to a holder of bearer depositary receipts to the effect that such holder may, in the name of the Trust, exercise the voting rights attached to the number of its shares that corresponds to the number of bearer depositary receipts held by such holder of bearer depositary receipts. On the basis of such a proxy, the holder of bearer depositary receipts may vote according to his own discretion. Under current Dutch law, only those holders of bearer depositary receipts representing our ordinary shares on the books of the Trust 28 calendar days prior to the meeting may attend and vote via such proxy at such meeting. The restriction under which the Trust will grant a voting proxy to holders of bearer depositary receipts is that the relevant holder of bearer depositary receipts must have announced his intention to attend the general meeting, observing the provisions laid down in the articles of association of ING Groep N.V. The relevant holder of bearer depositary receipts may delegate the powers conferred upon him by means of the voting proxy, provided that the relevant holder of bearer depositary receipts has announced his intention to do so to the Trust, observing a term before the commencement of the general meeting, which term will be determined by the Trust.

Holders of bearer depositary receipts may also issue voting instructions to the Trust, in respect of each general meeting of ING Groep N.V., as to the way in which the Trust is to exercise voting rights at the general meeting in respect of the shares for which the bearer depositary receipt holder concerned holds the bearer depositary receipts, and the Trust will comply with such instructions. See “Item 7 — Major shareholders and related party transactions” in our most recent Annual Report on Form 20-F.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

This section and your prospectus supplement will summarize all of the material provisions of the Amended and Restated Deposit Agreement, dated as of February 8, 2013 pursuant to which the American depositary receipts (which we refer to as ADRs) are to be issued among ING Groep N.V., the Trust, JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of ADRs. We refer to this agreement as the “deposit agreement.” We do not, however, describe every aspect of the deposit agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the deposit agreement for a more detailed description of the terms of the ADRs. Additional copies of the deposit agreement are available for inspection at the offices of the depositary in New York, which is presently located at 1 Chase Manhattan Plaza, Floor 58, New York, New York, 10005-1401 and at the offices of the agents of the depositary currently located at ING Bank N.V., Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands. The depositary’s principal office is 1 Chase Manhattan Plaza, Floor 58, New York, New York, 10005-1401.

General

The depositary will issue ADRs evidencing American depositary shares (which we refer to as ADSs) pursuant to the deposit agreement. Each ADS will represent one bearer depositary receipt for an ordinary share or evidence the right to receive one bearer depositary receipt representing one of our ordinary shares. The ADRs will be issued in registered form only, and only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as holders of ADRs.

Pursuant to the terms of the deposit agreement, holders, owners and beneficial owners of ADRs will be subject to any applicable disclosure requirements regarding acquisition and ownership of ordinary shares or bearer depositary receipts representing our ordinary shares as are applicable pursuant to the terms of our articles of association or Dutch laws, as each may be amended from time to time. See “Item 10 — Additional information — Obligations of shareholders to disclose holdings” in our most recent Annual Report on Form 20-F for a description of such disclosure requirements applicable to ordinary shares and the consequences of noncompliance as of the date of this prospectus. The depositary has agreed, subject to the terms and conditions of the deposit agreement, to use its reasonable efforts to comply with ING’s instructions as to such requirements.

Deposit, Transfer and Withdrawal

The depositary has agreed that upon delivery of bearer depositary receipts representing our ordinary shares (or evidence of rights to receive bearer depositary receipts representing our ordinary shares) to their custodian, which is currently ING Bank N.V., and in accordance with the procedures set forth in the deposit agreement, the depositary will execute and deliver at its office to, or upon the written order of, the person or persons named in the notice of the custodian delivered to the depositary or requested by the person or persons who delivered such bearer depositary receipts to the custodian for deposit with the depositary, an ADR or ADRs registered in the name or names of such person or persons and evidencing the number of ADSs to which such person or persons are entitled.

Upon surrender at the office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, the articles of association of ING Groep N.V. and the deposited securities, the holder of such ADR will be entitled to delivery without unreasonable delay to such holder or upon such holder’s order, as permitted by applicable law, of the amount of deposited securities at the time represented by the ADS evidenced by such ADR. Exchangeable bearer depositary receipts issued by the Trust and holders thereof have the rights attributed to them in the Trust Agreement (being when read together, the Trust’s articles of association (Statuten) and the related conditions of administration (Administatievoorwaarden) and the rights conferred pursuant to mandatory Dutch law upon such holders which are issued by the Trust with the cooperation of the ING Groep N.V. The custodian shall ordinarily deliver such deposited securities at its office. The forwarding for delivery at the office of the depositary or at any other place specified by the holder of cash, other property and documents of title for such delivery will be at the risk and expense of the holder.

The depositary may issue ADRs against rights to receive bearer depositary receipts representing our ordinary shares from us, or any registrar, transfer agent, clearing agency or the entity recording bearer depositary receipt ownership or transactions for us. The depositary may issue ADRs against other rights to receive bearer depositary receipts representing our ordinary shares (until such bearer depositary receipts are actually deposited, “pre-released ADRs”); only if (x) such pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the depositary for the benefit of holders (but such collateral shall not constitute deposited securities); (y) each recipient of such pre-released ADRs represents and agrees in writing with the depositary that such recipient or its customer (i) beneficially owns such bearer depositary receipts, (ii) assigns all beneficial right, title and interest therein to the depositary for the benefit of the holders, (iii) holds such bearer depositary receipts for the account of the depositary and (iv) will deliver such bearer depositary receipts to the custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor; and (z) all pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by pre-released ADRs). Such collateral, but not the earnings thereon, shall be held for the benefit of the holders. The depositary may retain for its own account any compensation for the issuance of ADRs against such other rights to receive bearer depositary receipts representing our ordinary shares, including without limitation earnings on the collateral securing such rights.

Dividends, Other Distributions and Rights

Unless it is prohibited or restricted by applicable law, regulations or applicable permits, the depositary will convert or cause to be converted into U.S. dollars, to the extent it can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, including euro, that it receives in respect of the deposited securities and to distribute the resulting dollar amount (net of reasonable and customary expenses incurred by the depositary and any taxes the depositary is required to withhold) to you in proportion to the number of ADRs representing such deposited securities you hold. See “Taxation — Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our Ordinary Shares or American Depositary Shares — Netherlands Taxation — Withholding Tax.” If any foreign currency received by the depositary cannot be so converted and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied, or in the opinion of the depositary cannot be obtained at a reasonable cost or within a reasonable time, the depositary shall in its discretion either distribute such foreign currency to each holder or hold such foreign currency not so distributed uninvested and without liability for interest thereon for the respective accounts of the holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some of the holders entitled thereto, the depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the holders entitled thereto, distribute foreign currency received by it to each holder requesting such distribution entitled thereto or hold the balance uninvested for the respective accounts of the holders entitled thereto. For a description of our dividend policies, see “ Description of Ordinary Shares — Dividends” above.

If we declare a dividend in, or free distribution of, ordinary shares which are evidenced by bearer depositary receipts, the depositary may with our approval, and shall if we so request, distribute to you, in proportion to the number of ADRs you hold, additional ADRs evidencing an aggregate number of ADSs that represents the amount of ordinary shares evidenced by bearer depositary receipts received as such dividend or free distribution, subject to the terms and conditions of the deposit agreement, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary shall sell the amount of bearer depositary receipts representing our ordinary shares represented by the aggregate of such fractions and distribute the net proceeds. If additional ADRs are not so distributed, each ADS shall thenceforth also represent its proportionate interest in the additional bearer depositary receipts distributed upon the deposited securities represented thereby.

If we offer or cause to be offered to you any rights to subscribe for additional bearer depositary receipts representing our ordinary shares or any rights of any other nature, the depositary will have discretion as to the procedure to be followed in making such rights available to you or in disposing of such rights for you and making the net proceeds available to you in accordance with the deposit agreement or, if for any reason, the depositary may not either make such rights available to you or dispose of such rights and make the net proceeds available to you, then the depositary shall allow the rights to lapse; provided that if at the time of such offering the depositary determines that it is lawful and feasible to make such rights available to you or to certain holders but not to other holders, the depositary may, and at the request of ING Groep N.V. will, distribute to any holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such holder, warrants or other instruments therefor in such form as it deems appropriate. If the depositary determines that it is neither lawful nor feasible to make such rights available to all or certain holders, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, it may, and at our request will, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the holders to whom it has determined it may not lawfully or feasibly make such rights available, allocate the proceeds of such sales for the accounts of, and distribute the net proceeds so allocated to, any holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

The depositary will not offer rights to holders having an address in the U.S. unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all holders or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement in respect of any such rights.

Whenever the depositary shall receive any distribution other than cash, bearer depositary receipts representing ordinary shares or rights in respect of the deposited securities, the depositary shall, with our consent, cause the securities or property received by it to be distributed to the holders entitled thereto in proportion to their holdings, respectively, in any manner that the depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the depositary such distribution cannot be made proportionately among the holders entitled thereto, or if for any other reason (including any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the depositary deems such distribution not to be feasible, the depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the depositary to the holders entitled thereto as provided for in the deposit agreement in the case of a distribution received in cash. The holders alone shall be responsible for the payment of any taxes or other governmental charges due as a result of such sales or transfers.

If the depositary determines that any distribution of property other than cash (including bearer depositary receipts and rights to subscribe therefor) is subject to any tax which the depositary is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes or charges, by public or private sale, and the depositary will distribute the net proceeds of any such sale after deduction of such taxes to the holders entitled thereto in proportion to the number of ADRs held by them, respectively.

Upon any change in nominal or par value, split-up, consolidation, cancellation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Group or to which we are a party, any securities that shall be received by the depositary replacement or otherwise, in exchange for, in conversion or replacement of, or otherwise in respect of, deposited securities will be treated as new deposited securities under the deposit agreement, and the ADRs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received in exchange, conversion, replacement or otherwise, unless additional ADRs are delivered pursuant to the following sentence. In any such case the depositary may with our approval, and will if we so request, execute and deliver additional ADRs as in the case of a distribution in bearer depositary receipts representing our ordinary shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such securities.

Record Dates

Whenever any cash dividend or other cash distribution becomes payable with respect to the ADRs, or whenever there is any meeting of holders of ordinary shares, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date (which shall be as near as practicable to any corresponding record date set by us with respect to the ordinary shares), for the determination of the holders who shall be entitled to (i) receive such dividend, distribution or rights, or the net proceeds of the sale thereof; or (ii) give instructions for the exercise of voting rights at any such meeting, all subject to the provisions of the deposit agreement.

Voting of Deposited Securities

The Trust is the holder of all ordinary shares represented by bearer depositary receipts and has sole power to vote such ordinary shares other than any ordinary shares with respect to which the Trust has granted a proxy as described in “Description of the Trust and the bearer depositary receipts — Voting Rights.” Before exercising its voting rights with respect to the ordinary shares, the Trust may solicit voting instructions from each holder of bearer depositary receipts representing our ordinary shares. We shall give or cause to be given to the depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of the bearer depositary receipts representing our ordinary shares, or any notice or solicitation materials as the case may be, each in English. As soon as practicable after receipt of such announcements and documents, or of any notice of any meeting or solicitation of consents or proxies of holders of other deposited securities, the depositary shall mail to holders of ADRs a notice containing:

•	such information as is contained in such announcement, together with a statement that such documents are available free of charge to the holder, or in such notice and in the solicitation materials, if any;

•	a statement that at the close of business on a specified record date the holder will be entitled, subject to the provisions of or governing deposited securities including but not limited to the Articles of Association of ING Groep N.V. and the Trust Conditions and Articles of Association of the Trust, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the bearer depositary receipts represented by the ADSs evidenced by such holders’ ADRs and exercisable at such meeting; and

•	a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the depositary to give a discretionary proxy to a person designated by us.

Upon the written request of a holder of ADRs on such record date, received by the ADR department of the depositary on or before the date established by the depositary for such purposes, the depositary shall endeavor insofar as practicable and permitted under the provisions of or governing deposited securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by us to vote) the deposited securities represented by the ADSs evidenced by such holder’s ADRs in accordance with any instructions set forth in such request. The depositary shall not itself exercise any voting discretion over any deposited securities. If no instructions are received by the depositary from any holder with respect to any of the deposited securities represented by the ADSs evidenced by such holder’s ADRs on or before the date established by the depositary for such purpose, the depositary shall not represent such deposited securities at any meeting or provide any instructions with respect to such bearer depositary receipts to the Trust or exercise any voting rights with respect to such deposited securities, discretionary or otherwise. Under current Dutch law, only those holders of bearer depositary receipts representing our ordinary shares on the books of the Trust on the applicable record date set by the Trust may attend and vote via proxy at such meeting. The depositary shall review its records to ensure that registered holders who provide voting instructions with respect to ADSs under the deposit agreement were holders of an equal number of ADSs on the applicable record date set by the Trust and, to the extent such holder was not a holder on such date or held fewer ADSs representing a bearer depositary receipt for an ordinary share on such date, shall disregard or revise, as the case may be, such holder’s voting instructions. The depositary shall have no obligations with respect to ADSs beneficially held through any holder, including, without limitation, DTC. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to such holders a notice that provides holders with, or otherwise publicizes to holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Reports and Other Communications

The depositary will promptly send to you, at our expense, copies of any reports, notices and communications furnished by us pursuant to the deposit agreement, including English-language versions of our annual reports.

Amendment and Termination of the Deposit Agreement

The ADRs and the deposit agreement may at any time be amended by agreement between us and the depositary without your consent; provided that any amendment that imposes or increases any fees or charges (other than taxes, other governmental charges, delivery and other such expenses), or which otherwise prejudices any substantial existing right of yours, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any such amendment has been given to you. Every holder at the expiration of 30 days after such notice will be deemed by continuing to hold such ADRs to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event may any amendment impair the right of any holder of an ADR to surrender such ADR and receive the bearer depositary receipts representing our ordinary shares and any property represented thereby (including deposited securities), except in accordance with mandatory provisions of applicable law. In the event that the depositary resigns, is removed or is otherwise substituted and we enter into a new deposit agreement, you will be promptly notified by the successor depositary.

Any amendments or supplements which (i) are reasonably necessary (as agreed by ING Groep N.V. and the depositary) in order for (a) the ADSs to be registered under the Securities Act or (b) the ADSs or bearer depositary receipts representing our ordinary shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by holders, shall be deemed not to prejudice any substantial rights of holders. Notwithstanding the foregoing, if any governmental or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, ING Groep N.V. and the depositary may amend or supplement the deposit agreement and the form of ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to holders or within any other period of time as required for compliance. Notice of any amendment to the deposit agreement or form of ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided that, in each such case, the notice given to the holders identifies a means for holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or ING Groep N.V.’s website or upon request from the depositary).

Charges of Depositary

The depositary may charge, and collect from, (i) each person to whom ADSs are issued, and (ii) each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of bearer depositary receipts representing our ordinary shares, rights and other distributions prior to such deposit to pay such charge. Additional charges shall be incurred by the holders, by any party depositing or withdrawing bearer depositary receipts representing our ordinary shares or by any party surrendering ADSs, to whom ADSs are issued as provided in the deposit agreement.

ING Groep N.V. will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between ING Groep N.V. and the depositary, except:

•	stock transfer and other taxes and other governmental charges;

•	such registration fees as may from time to time be in effect for the registration or transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities (which are payable to persons depositing bearer depositary receipts representing our ordinary shares or holders withdrawing deposited securities);

•	such cable, telex and facsimile transmission expenses as are expressly provided in the deposit agreement to be at the expense of persons depositing bearer depositary receipts or holders;

•	such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement, JP Morgan Chase Bank, N.A. shall deduct our of such foreign currency the fees and expenses charged by it or its agent so appointed in connection with such conversion;

•	a fee not in excess of $5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be) pursuant to the deposit agreement; and

•	an issuance fee.

Liability of Holder for Taxes

If any tax or other governmental charges (including any penalties and/or interest) shall become payable by the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge will be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders, jointly and severally, agree to indemnify, defend and hold harmless each of the depositary and its agents in respect thereof. The depositary may refuse to effect registration of any transfer of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made and may withhold any dividends or other distributions or may sell for your account any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charges, and the holder of such ADR shall remain liable for any deficiency. Each holder of an

ADR or an interest therein agrees to indemnify the depositary, ING Groep N.V., the custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Transfer of American Depositary Receipts

The ADRs are transferable on the books of the depositary, provided that the depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or at the mutual request of ING Groep N.V. and the Trust. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADR, the delivery of any distribution thereon, or withdrawal of any deposited securities, the depositary, ING Groep N.V., the Trust or the custodian may require payment from the person presenting the ADR or the depositor of the bearer depositary receipts representing our ordinary shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to bearer depositary receipts being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs. The depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, ordinary shares or bearer depositary receipts representing our ordinary shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, combination or split-up of ADRs may be suspended during any period when the transfer books of the depositary, ING Groep N.V. or its agent for the registration and transfer of bearer depositary receipts representing our ordinary shares are closed or if any such action is deemed necessary or advisable by the depositary or us, at any time or from time to time subject to the provisions of the deposit agreement.

General

Neither the depositary nor ING Groep N.V. nor the Trust nor any of their respective directors, employees, agents or affiliates will be liable to you if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the European Union, The Netherlands or any other country, or of any other governmental or regulatory authority or securities exchange or market or automated quotation system, or by reason of any provision of or governing any deposited securities, or by reason of any act of God, war, terrorism or other circumstance beyond its control, the depositary, ING Groep N.V. or the Trust or any of their directors, employees, agents or affiliates shall be prevented or delayed, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the deposited securities it is provided shall be done or performed; nor will the depositary, ING Groep N.V. or the Trust or any of their directors, employees, agents or affiliates incur any liability to you by reason of any non-performance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of the deposit agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or any ADR.

ING Groep N.V., the Trust and the depositary assume no obligation nor shall any of them be subject to any liability under the deposit agreement, except that each has agreed to perform its respective obligations specifically set forth in any ADR or the deposit agreement without gross negligence or willful misconduct. The liability of the depositary may be further limited as provided in the deposit agreement, including that the depositary shall not be responsible for, and shall incur no liability in connection with or arising from any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located.

The depositary will keep books at its transfer office for the registration of transfers of ADRs, which at all reasonable times will be open for inspection by the holders, provided that such inspection shall not be for the purpose of communicating with holders in the interest of a business or object other than the business of the Group or a matter related to the deposit agreement or the ADRs.

The depositary may, after consultation with us, appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of ADRs or owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the depositary.

Governing Law

The deposit agreement is governed by the laws of the State of New York.

Each of ING Groep N.V. and the Trust has irrevocably agreed that any legal suit, action or proceeding against the ING Groep N.V. and/or the Trust brought by the depositary or any holder, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of ING Groep N.V. and the Trust has also irrevocably agreed that any legal suit, action or proceeding against the depositary brought by the ING Groep N.V. and/or the Trust, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York.

By holding an ADS or an interest therein, holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving ING Groep N.V., the Trust or the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and by holding ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

DESCRIPTION OF RIGHTS TO PURCHASE BEARER DEPOSITARY RECEIPTS

The terms of rights to purchase bearer depositary receipts of the Trust in respect of our ordinary shares (including in the form of ADSs) will be described in the prospectus supplement relating to such rights.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names on the books that we, the trustee in respect of any debt securities or capital securities or any agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any agent and any other third parties employed by us, the trustee or any of those agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or capital securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Book-Entry Owners

Unless your prospectus supplement provides otherwise, we will issue each security, other than the bearer depositary receipts, in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Owner’s

Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security.

Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be described in your prospectus supplement;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any agent will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any agent also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Unless your prospectus supplement provides otherwise, the securities, other than the ordinary shares or the bearer depositary receipts, will initially be issued to investors only in book-entry form. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

Unless your prospectus supplement says otherwise, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or any agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities or capital securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities, nor any agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Limitations on Rights Resulting from Book-Entry Form

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme, or Clearstream, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has previously advised us as follows:

•	DTC is:

¡	a limited purpose trust company organized under the laws of the State of New York;

¡	a “banking organization” within the meaning of the New York Banking Law;

¡	a member of the Federal Reserve System;

¡	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

¡	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

Clearstream has previously advised us as follows:

•	Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has previously advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream participant. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, participants may take on credit exposure to Euroclear or Clearstream until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

TAXATION

The following describes the material U.S. federal income and Dutch tax consequences of owning certain securities we may offer pursuant to this prospectus and a prospectus supplement. This discussion is the opinion of Sullivan & Cromwell LLP insofar as it relates to matters of U.S. federal income tax law and the opinion of PricewaterhouseCoopers Belastingadviseurs N.V. insofar as it relates to matters of Dutch tax law. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special U.S. federal income tax rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that is liable for alternative minimum tax;

•	a person that actually or constructively owns 10% or more of the voting stock of ING Groep N.V.;

•	a person that owns the securities as part of a straddle or conversion transaction for U.S. federal income tax purposes;

•	a person that purchases or sells the securities as part of a wash sale for U.S. federal income tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This section, insofar as it relates to U.S. federal income tax laws, is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the relevant provisions of the present double taxation treaty between The Netherlands and the United States (the “Treaty”), all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the securities.

For purposes of this section, you are a U.S. holder if you are a beneficial owner of a security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation or other entity taxable as a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a U.S. alien holder if you are the beneficial owner of a security and are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a security.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances.

Material Tax Consequences of Owning Our Debt Securities

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the debt securities. This summary provides general information only and is restricted to the matters of Dutch taxation stated herein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the debt securities.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the debt securities.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as of the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the debt securities and income received or capital gains derived there from are not attributable to employment activities of the holder of the debt securities.

We assume that the holders of the debt securities do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

Withholding Tax

All payments by ING Groep N.V. in respect of the debt securities can be made without withholdings or deductions for or on account of any taxes, duties or charges of any nature whatsoever that are or may be withheld or assessed by the Dutch tax authorities, any political subdivision thereof or therein or any of their representatives, agents or delegates, unless the debt securities should be reclassified as equity for Dutch corporate income tax purposes or in fact function as equity of ING Groep N.V. (as described below in the sub-section “— Debt that actually functions as equity”).

Taxes on Income and Capital Gains

Residents of The Netherlands.  Income derived from the debt securities or a gain realized on the disposal or redemption of the debt securities, by a holder of a debt security who is a resident or a deemed resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25%, with a step up rate of 20% on the first €200,000 of taxable income (2015 rate).

Income derived or deemed to be derived from a debt security or a gain realized on the disposal or redemption of a debt security, by a holder of a debt security who is an individual who is a resident or a deemed resident of The Netherlands for Dutch personal income tax purposes, may, amongst others, be subject to Dutch personal income tax at progressive individual income tax rates up to 52% (2015 rate) if:

(i)	the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such debt security is attributable; or

(ii)	such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which e.g. include activities with respect to the debt security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs (i) and (ii) above do not apply to an individual holder of a debt security, actual received income derived from a debt security or gains realized on the disposal or redemption of a debt security are, in general, not taxable as such. Instead, such holder of a debt security will be taxed at a flat rate of 30% (2015 rate) on deemed income from “savings and investments” (sparen en beleggen). This deemed income amounts to 4% (2015 rate) of the individual’s “yield basis” (rendementsgrondslag) at the beginning of the calendar year (1 January) to the extent it exceeds a certain threshold. The fair market value of the debt security will be included in the individual’s yield basis.

Non-residents of The Netherlands.  A holder of a debt security who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal income tax purposes who derives income from such debt security, or who realizes a gain on the disposal or redemption of the debt security will not be subject to Dutch taxation on income or capital gains, unless:

(i)	such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in The Netherlands to which the debt security is attributable; or

(ii)	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which e.g. include activities with respect to the debt security that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Taxation of Gifts and Inheritances

Residents of The Netherlands.  Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of a debt security by way of a gift by, or on the death of, a holder of a debt security who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was resident of The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift tax only if he or she was resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands. No Netherlands gift or inheritance taxes will arise on the transfer of a debt security by way of a gift by, or on the death of, a Holder who is neither resident nor deemed to be resident of The Netherlands, unless:

(i)	in case of a gift of the debt securities under a condition precedent by an individual who, at the date of the gift, was neither resident nor deemed to be resident of The Netherlands, such individual is resident or deemed to be resident of The Netherlands at the date (a) of the fulfillment of the condition; or (b) of his/her death and the condition of the gift is fulfilled after the date of his/her death; or

(ii)	in case of a gift of debt securities by an individual who, at the date of the gift or - in case of a gift under a condition precedent - at the date of the fulfillment of the condition, was neither resident nor deemed to be resident of The Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being resident or deemed to be resident of The Netherlands.

Value-Added Tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the debt securities, whether in respect of payments of interest and principal or in respect of the transfer of a debt security.

Other Taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the debt securities or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a debt security will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such debt security or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

European Union Savings Directive, FATCA and the Common Reporting Standard

On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income in the form of interest payments (2003/48/EC). Under the Directive, Member States (and certain other non-EU jurisdictions, if equivalent measures have been introduced thereby and agreements are in place for the introduction of the same measures in such jurisdictions) are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period Luxembourg and Austria will instead be required (unless during that period they elect to provide information as described above) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). Luxembourg elected out of the withholding system in favor of an automatic exchange of information with effect from 1 January 2015.

The Council of the European Union has adopted an amended Directive (2014/48/EU) which will, when implemented, amend and broaden the scope of the requirements of the Savings Directive described above. The amended Directive will expand the range of payments covered by the Savings Directive, in particular to include additional types of income payable on securities, and the circumstances in which payments must be reported or paid subject to withholding. For example, payments made to (or for the benefit of) (i) an entity or legal arrangement effectively managed in an EU Member State that is not subject to effective taxation, or (ii) a person, entity or legal arrangement established or effectively managed outside of the EU (and outside any third country or territory that has adopted similar measures to the Savings Directive) which indirectly benefit an individual resident in an EU Member State, may fall within the scope of the Savings Directive, as amended. The amended Directive requires EU Member States to adopt national legislation necessary to comply with it by 1 January 2016, which legislation must apply from 1 January 2017.

A number of third countries and territories have adopted similar measures to the Savings Directive. On 1 July 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. The Netherlands has implemented FATCA in its domestic legislation, as a result of which it will start exchanging certain information with the United States on financial accounts that so-called U.S. persons maintain with Dutch Financial Institutions.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on 21 July 2014. Over 60 countries, including The Netherlands, have publicly committed to implement the CRS. If implemented according to the current timelines, Dutch Financial Institutions will have to identify the account holder’s country of residence and in turn will start exchanging specified account information in 2017 to the home country’s tax administration over 2016. A similar proposal was proposed by the European Union. On 9 December 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (‘DAC2’) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (‘DAC1’).

Debt That Actually Functions As Equity

In case the debt securities should be reclassified as equity for Dutch corporate income tax purposes because the debt securities in fact function as equity of ING Groep N.V., interest payments received in respect of the debt securities are regarded as dividends and as such generally subject to Dutch dividend withholding tax at a rate of 15% (2015 rate).

If dividends are distributed to a corporate holder of the debt securities that qualifies in respect of the debt securities for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, and the debt securities are attributable to an enterprises carried out in The Netherlands, such dividends are exempt from Dutch dividend withholding tax, provided that the recipient of the dividends can be considered the beneficial owner of the dividends. Subject to certain conditions, an exemption from Dutch dividend withholding tax will apply with respect to dividends distributed to entities that are resident in a Member State of the European Union, Iceland, Norway or Liechtenstein and that hold a qualifying participation in ING Groep N.V., provided that the holder of the debt securities can be considered the beneficial owner of the dividends.

Subject to certain conditions, a legal entity resident of The Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld, provided it is not an exempt investment institution as defined in article 6a of the Dutch Corporate Income Tax Act of 1969 and it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. In addition, subject to certain conditions, an entity resident of a Member State of the European Union, Iceland, Norway or Liechtenstein that is not subject to a profit based tax in that Member State, and, should that entity be a resident of The Netherlands, not be subject to Dutch corporate income tax, may request a refund of the tax withheld provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. This may also apply, subject to certain conditions, to similar entities that are resident in a State which has a treaty with The Netherlands which provides for the exchange of information.

A holder of a debt security resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the Securities with those terms and conditions.

Generally, a holder of a debt security that is resident, or is deemed to be resident, of The Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the debt securities. On the basis of the anti-abuse provisions regarding dividend stripping transactions, a holder of debt securities that is resident, or is deemed to be resident, of The Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the debt securities if the holder of the debt securities that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

U.S. Taxation

This subsection deals only with debt securities that are issued in registered form for U.S. federal income tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are issued in bearer form for U.S. federal income tax purposes or debt securities that are to mature more than 30 years from their date of issue and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in the applicable prospectus supplement.

U.S. Holders

The following describes the tax consequences to a U.S. holder. If you are not a U.S. holder, this does not apply to you and you should refer to “— U.S. Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts (“additional amounts”) constitute income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and original issue discount and additional amounts will, depending on your circumstances, either be “passive” category or “general” category income for purposes of computing the foreign tax credit allowable to a U.S. holder.

Cash Basis Taxpayers.  If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Accrual Basis Taxpayers.  If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Original Issue Discount

General.  If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold for money to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding together the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.  If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General,” the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security, divided by

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest.  An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	such payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption.  Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in your prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.  You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities.  Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2) 15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1) one or more qualified floating rates;

2) a single fixed rate and one or more qualified floating rates;

3) a single objective rate; or

4) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1) a fixed multiple that is greater than 0.65 but not more than 1.35 or

2) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities.  In general, if you are an individual or other cash-basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual-basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash-basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to currently include OID in income, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities.  If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual-basis U.S. holder, as described under “— U.S. Holders — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined under “Original Issue Discount—General” and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Where you elect to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount will be determined in accordance with the rules relating to accrued interest described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount note, in excess of the stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, determined on a constant-yield basis based on your debt security’s yield to maturity. If you make this election and your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash-basis taxpayer, or an accrual-basis taxpayer that so elects, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax adjusted basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductability of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year (or “undistributed net investment income” in the case of an estate or trust) and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations.

Perpetual, Convertible and Exchange Debt Securities

The material U.S. federal income tax consequences of owning perpetual debt securities or debt securities that are convertible into or exchangeable for other securities will be set forth in the applicable prospectus supplement.

U.S. Alien Holders

This subsection describes the U.S. federal tax consequences to a U.S. alien holder. If you are a U.S. holder, this section does not apply to you.

Under present U.S. federal income and estate tax law, and subject to the discussion of FATCA withholding and backup withholding below, if you are a U.S. alien holder of a debt security, interest on a debt security paid to you will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States, and the interest is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities.  If you are a U.S. alien holder of a debt security, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the U.S. federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect United States shareholders and/or United States accountholders (“FATCA withholding”). To avoid becoming subject to the FATCA withholding, we and other non-U.S. financial institutions may be required to report information to the Internal Revenue Service regarding the holders of the debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2017. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of debt securities.

We will not pay any additional amounts in respect of FATCA withholding, so, if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a U.S. holder (or a U.S. alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (a “Reportable Transaction

Disclosure Statement”) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisor regarding the application of this reporting requirement to their ownership of the debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Amounts withheld under the backup withholding rules are not additional taxes You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a timely refund claim with the Internal Revenue Service.

Material Tax Consequences of Owning our Capital Securities

The applicable prospectus supplement will discuss certain additional U.S. federal income and Dutch tax consequences of owning our capital securities.

Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our Ordinary Shares or American Depositary Shares

The following describes the material Dutch tax consequences, and U.S. federal income tax consequences, of the ownership of ADSs or bearer depositary receipts representing our ordinary shares.

The summary is a general description of the present Dutch and U.S. federal income tax laws and practices as well as the relevant provisions of the Treaty. It should not be read as extending to matters not specifically discussed, and prospective investors should consult their own advisors as to the tax consequences of their purchase, ownership and disposal of ADSs or bearer depositary receipts representing our ordinary shares. The Dutch rules applying to holders of a “substantial interest” are not addressed in the summary. The summary is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

In general, for U.S. federal income and Dutch tax purposes, holders of bearer depositary receipts representing our ordinary shares will be treated as the owners of the ordinary shares underlying the bearer depositary receipts, holders of ADRs evidencing ADSs will be treated as the owners of the ordinary shares evidenced by bearer depositary receipts, and exchanges of ordinary shares for bearer depositary receipts representing our ordinary shares and then for ADRs, and exchanges of ADRs for bearer depositary receipts representing our ordinary shares and then for ordinary shares, will not be subject to U.S. federal or Dutch income tax.

It is assumed for purposes of this summary that you are entitled to the benefits of the Treaty.

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the bearer depositary receipts or ADSs. This summary provides general information only and is restricted to the matters of Dutch taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the bearer depositary receipts or ADSs.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the bearer depositary receipts or ADSs.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as at the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the holders of the bearer depositary receipts or ADSs do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V. Furthermore, we assume that the bearer depositary receipts or ADSs and income received or capital gains derived there from are not attributable to employment activities of the holder of the bearer depositary receipts or ADSs.

Withholding tax

Dividends received from the bearer depositary receipts or ADSs are generally subject to Dutch dividend withholding tax at a rate of 15% (2011 rate). The term “dividends” includes but is not limited to:

(i)	distributions in cash or in kind, including deemed and constructive distributions;

(ii)	liquidation proceeds on redemption of the bearer depositary receipts or ADSs in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes and, as a rule, the consideration for the repurchase of the bearer depositary receipts or ADSs by ING Groep N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dutch Dividend Tax Act of 1965;

(iii)	the par value in respect of the issue of bonus shares to a holder of the bearer depositary receipts or ADSs, or an increase in the par value of the bearer depositary receipts or ADSs, in exchange for a lower consideration, except where the issue or increase is funded out of ING Groep N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes;

(iv)	partial redemption of the bearer depositary receipts or ADSs to the extent this constitutes a repayment of contributed capital (as understood under the Dutch Dividend Tax Act of 1965), and to the extent ING Groep N.V. has net profits (as that expression is understood for Dutch dividend withholding tax purposes), unless the shareholders of ING Groep N.V. have resolved in general meeting to make such repayment, and the par value of the bearer depositary receipts or ADSs concerned has been reduced by a corresponding amount by way of an amendment of the articles of association of ING Groep N.V.

If dividends are distributed to a corporate holder of the bearer depositary receipts or ADSs that qualifies in respect of the bearer depositary receipts or ADSs for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, and if such bearer depositary receipts or ADSs are attributable to an enterprise carried out in The Netherlands, such dividends are exempt from Dutch dividend withholding tax, provided that the recipient of the dividends can be considered the beneficial owner of the dividends. Subject to certain conditions, an exemption from Dutch dividend withholding tax will apply with respect to dividends distributed to entities that are resident in a Member State of the European Union, Iceland, Norway or Liechtenstein and that hold a qualifying participation in ING Groep N.V., provided that the holder of the bearer depositary receipts or ADSs can be considered the beneficial owner of the dividends.

Subject to certain conditions, a legal entity resident of The Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld, provided it is not an exempt investment entity as defined in article 6a of the Dutch Corporate Income Tax Act of 1969 and it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. In addition, subject to certain conditions, an entity resident of a Member State of the European Union, Iceland, Norway or Liechtenstein that is not subject to a profit based tax in that Member State, and, should that entity be a resident of The Netherlands, not be subject to Dutch corporate income tax, may request a refund of the tax withheld, provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. This may, subject to certain conditions, also apply to similar entities that are resident of a State which has a treaty with The Netherlands which provides for the exchange of information.

A holder of a bearer depositary receipt or ADS resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the bearer depositary receipts or ADSs with those terms and conditions.

Generally, a holder of a bearer depositary receipt or ADS that is resident, or is deemed to be resident, of The Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the bearer depositary receipts or ADSs. On the basis of the anti-abuse provisions regarding dividend stripping transactions, a holder of the bearer depositary receipt or ADSs that is resident, or is deemed to be resident, of The Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the bearer depositary receipts or ADSs if the holder of the bearer depositary receipts or ADSs that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

Currently ING Groep N.V. may, with respect to certain dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against Dutch withholding tax imposed on a dividend paid by ING Groep N.V., up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the dividend paid by ING Groep N.V. that is subject to withholding; and (ii) 3% of the gross amount of the dividends received from qualifying non-Dutch subsidiaries. The credit reduces the amount of dividend withholding tax that ING Groep N.V. is required to pay to The Netherlands tax administration but does not reduce the amount of tax ING Groep N.V. is required to withhold from dividends. ING Groep N.V. will endeavor to provide you with information concerning the extent to which it has applied the reduction described above with respect to dividends paid to U.S. holders.

Taxes on income and capital gains

Residents of The Netherlands.  Income derived from the bearer depositary receipt or ADSs or a gain realized on the disposal or redemption of the ADSs, by a holder of a bearer depositary receipt or ADS who is a resident or a deemed resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25%, with a step up rate of 20% on the first EUR 200,000 of taxable income (2015 rate).

Income derived or deemed to be derived from a bearer depositary receipt or ADS or a gain realized on the disposal or redemption of a bearer depositary receipt or ADS, by a holder of a bearer depositary receipt or ADS who is an individual who is a resident or a deemed resident of The Netherlands for Dutch personal tax purpose may, amongst others, be subject to Dutch income tax at progressive individual income tax rates up to 52% (2015 rate) if:

(i)	the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such bearer depositary receipt or ADS is attributable, or

(ii)	such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which e.g. include activities with respect to the bearer depositary receipt or ADS that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs (i) and (ii) above do not apply to an individual holder of a bearer depositary receipt or ADS, actual received income derived from a bearer depositary receipt or ADS or gains realized on the disposal or redemption of a bearer depositary receipt or ADS are, in general, not taxable as such. Instead, such holder of a bearer depositary receipt or ADS will be taxed at a flat rate of 30% (2015 rate) on deemed income from “savings and investments” (sparen en beleggen). This deemed income amounts to 4% (2015 rate) of the individual’s “yield basis” (rendementsgrondslag) at the beginning of the calendar year (1 January) to the extent it exceeds a certain threshold. The fair market value of the bearer depositary receipt or ADS will be included in the individual’s yield basis.

Non-residents of The Netherlands.  A holder of a bearer depositary receipt or ADS who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal tax purposes who derives income from such bearer depositary receipt or ADS, or who realizes a gain on the disposal or redemption of the bearer depositary receipt or ADS will not be subject to Dutch taxation on income or capital gains, unless:

•	such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in The Netherlands to which the ADS is attributable; or

•	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which e.g. include activities with respect to the ADS that exceed regular, active portfolio management (normaal actief vermogensbeheer).

Taxation of gifts and inheritances

Residents of The Netherlands.  Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of a bearer depositary receipt or ADS by way of a gift by, or on the death of, a holder of a bearer depositary receipt or ADS who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was resident of The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift tax only if he or she was resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands.    No Netherlands gift or inheritance taxes will arise on the transfer of a bearer depositary receipt or ADS by way of a gift by, or on the death of, a Holder who is neither resident nor deemed to be resident of The Netherlands, unless:

(i)	in case of a gift of the bearer depositary receipt or ADS under a condition precedent by an individual who, at the date of the gift, was neither resident nor deemed to be resident of The Netherlands, such individual is resident or deemed to be resident of The Netherlands at the date (a) of the fulfillment of the condition; or (b) of his/her death and the condition of the gift is fulfilled after the date of his/her death; or

(ii)	in case of a gift of a bearer depositary receipt or ADS by an individual who, at the date of the gift or - in case of a gift under a condition precedent - at the date of the fulfillment of the condition, was neither resident nor deemed to be resident of The Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being resident or deemed to be resident of The Netherlands.

Value-added tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the bearer depositary receipts or ADSs, whether in respect of payments of interest and principal or in respect of the transfer of a bearer depositary receipt or ADS.

Other taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the bearer depositary receipts or ADSs or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a bearer depositary receipt or ADS will not become, and will not be deemed to be, resident of The Netherlands merely by virtue of holding such bearer depositary receipt or ADS or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

European Union Savings Directive, FATCA and the Common Reporting Standard

On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income in the form of interest payments (2003/48/EC). Under the Directive, Member States (and certain other non-EU jurisdictions, if equivalent measures have been introduced thereby and agreements are in place for the introduction of the same measures in such jurisdictions) are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period Luxembourg and Austria will instead be required (unless during that period they elect to provide information as described above) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). Luxembourg elected out of the withholding system in favor of an automatic exchange of information with effect from 1 January 2015.

The Council of the European Union has adopted an amended Directive (2014/48/EU) which will, when implemented, amend and broaden the scope of the requirements of the Savings Directive described above. The amended Directive will expand the range of payments covered by the Savings Directive, in particular to include additional types of income payable on securities, and the circumstances in which payments must be reported or paid subject to withholding. For example, payments made to (or for the benefit of) (i) an entity or legal arrangement effectively managed in an EU Member State that is not subject to effective taxation, or (ii) a person, entity or legal arrangement established or effectively managed outside of the EU (and outside any third country or territory that has adopted similar measures to the Savings Directive) which indirectly benefit an individual resident in an EU Member State, may fall within the scope of the Savings Directive, as amended. The amended Directive requires EU Member States to adopt national legislation necessary to comply with it by 1 January 2016, which legislation must apply from 1 January 2017.

A number of third countries and territories have adopted similar measures to the Savings Directive. On 1 July 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. The Netherlands has implemented FATCA in its domestic legislation, as a result of which it will start exchanging certain information with the United States on financial accounts that so-called U.S. persons maintain with Dutch Financial Institutions.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on 21 July 2014. Over 60 countries, including The Netherlands, have publicly committed to implement the CRS. If implemented according to the current timelines, Dutch Financial Institutions will have to identify the account holder’s country of residence and in turn will start exchanging specified account information in 2017 to the home country’s tax administration over 2016. A similar proposal was proposed by the European Union. On 9 December 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (‘DAC2’) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (‘DAC1’).

U.S. Taxation

Taxes on Distributions

U.S. Holders.    Under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation as dividend income. If you are a noncorporate U.S. holder, dividends paid to you that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you meet certain requirements, including that you hold the ADSs or bearer depositary receipts representing our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Subject to the PFIC rules discussed below, dividends we pay with respect to the ADSs or bearer depositary receipts representing our ordinary shares generally will be qualified dividend income.

You must include any Dutch tax withheld from the distribution in the gross amount of dividend income even though you do not in fact receive it. The dividend is taxable to you when the Trust receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ADSs or bearer depositary receipts representing our ordinary shares and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

Subject to certain limitations, any Dutch tax withheld and paid over to The Netherlands will be creditable or deductible against your U.S. federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential rates applicable to qualified dividend income. However, to the extent a refund of the tax withheld is available to you under Dutch Law or under the Treaty, the amount that is refundable will not be eligible for credit or deduction against your U.S. federal income tax liability. Furthermore, the Dutch withholding tax may not be creditable or deductible against your U.S. federal income tax liability to the extent that ING Groep N.V. is allowed to reduce the amount of dividend withholding tax paid over to Dutch tax administration by crediting withholding tax imposed on certain dividends paid to ING Groep N.V. Currently ING Groep N.V. may, with respect to certain dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against Dutch withholding tax imposed on a dividend paid by ING Groep N.V., up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the dividend paid by ING Groep N.V. that is subject to withholding; and (ii) 3% of the gross amount of the dividends received from qualifying non-Dutch subsidiaries. The credit reduces the amount of dividend withholding tax that ING Groep N.V. is required to pay to The Netherlands tax administration but does not reduce the amount of tax ING Groep N.V. is required to withhold from dividends. ING Groep N.V. will endeavor to provide you with information concerning the extent to which it has applied the reduction described above with respect to dividends paid to U.S. holders.

Dividends will be income from sources outside the United States, and will, depending on your circumstances, either be “passive” category or “general” category income for purposes of computing the foreign tax credit allowable to you.

Because payments of dividends with respect to ADSs and bearer depositary receipts representing our ordinary shares will be made in euros, you will generally be required to determine the amount of dividend income by translating the euros into United States dollars at the “spot rate” on the date the dividend distribution is includible in your income. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend distribution is includible in your income to the date such payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss will generally be income from sources within the United States for foreign tax credit limitation purposes.

A distribution of ordinary shares pursuant to a distribution in which shareholders have the right to choose to receive cash or shares will be taxable to the same extent that a dividend of cash would be taxable.

U.S. Alien Holders.  If you are a U.S. alien holder, dividends paid to you in respect of ADSs or bearer depositary receipts representing our ordinary shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxes on Capital Gains

U.S. Holders.  Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ADSs or bearer depositary receipts representing our ordinary shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ADSs or bearer depositary receipts representing our ordinary shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

U.S. Alien Holders.  If you are a U.S. alien holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your ADSs or bearer depositary receipts representing our ordinary shares unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Passive Foreign Investment Company

We do not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and therefore believe that the ADSs or bearer depositary receipts representing our ordinary shares should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change. In general, we will be a PFIC with respect to you if, for any taxable year in which you hold the ADSs or bearer depositary receipts representing our ordinary shares, either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income (including cash). If we were a PFIC, gain recognized by you on a sale or other disposition of the ADSs or bearer depositary receipts representing our ordinary shares would be allocated ratably over your holding period for the ADSs or bearer depositary receipts representing our ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax liability. Similar treatment may apply to certain distributions. In addition, dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income. You should consult your tax advisers regarding the potential application of the PFIC regime.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year (or “undistributed net investment income” in the case of an estate or trust) and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold

(which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally includes its dividend income and its net gains from the disposition of ADSs or bearer depositary receipts representing our ordinary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the ADSs or bearer depositary receipts representing our ordinary shares.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect United States shareholders and/or United States accountholders (“FATCA withholding”). To avoid becoming subject to FATCA withholding, we and other non-U.S. financial institutions may be required to report information to the Internal Revenue Service regarding the holders of ADSs or bearer depositary receipts representing our ordinary shares and to withhold on a portion of payments under ADSs or bearer depositary receipts representing our ordinary shares to certain holders that fail to comply with the relevant information reporting requirements (or hold ADSs or bearer depositary receipts representing our ordinary shares directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2017. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of ADSs or bearer depositary receipts representing our ordinary shares.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisor regarding the application of this reporting requirement to your ownership of the ADSs or bearer depositary receipts representing our ordinary shares.

Backup Withholding and Information Reporting

Information reporting rules and backup withholding generally apply to dividend payments and to the proceeds of the sale of ADSs or bearer depositary receipts representing our ordinary shares in the same manner that they apply to payments of interest and to the sale of debt securities, respectively. See “Material Tax Consequences of Owning Our Debt Securities — Backup Withholding and Information Reporting” above for a complete discussion of these rules.

Material Tax Consequences of Owning Rights to Purchase Bearer Depositary Receipts

The material U.S. federal income and Dutch tax consequences of owning rights to purchase bearer depositary receipts will be set forth in your prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or conversion of securities offered hereby by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the securities offered hereby are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of securities offered hereby. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided, further, that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of securities offered hereby or any interest therein will be deemed to have represented by its purchase and holding of securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or converting the securities offered hereby on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the securities offered hereby will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing securities offered hereby on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of securities offered hereby do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any securities offered hereby to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in your prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, ING Groep N.V. and its subsidiaries.

In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

ING Financial Markets LLC, an affiliate of ING Groep N.V., may participate as an underwriter in distribution of securities issued pursuant to this prospectus. Rule 5121 of the Consolidated Financial Industry Regulatory Authority (FINRA) Rulebook imposes certain requirements when a FINRA member, such as ING Financial Markets LLC, distributes an affiliated company’s securities, such as our securities. ING Financial Markets LLC has advised ING Groep N.V. that any offering in which ING Financial Markets LLC acts as an underwriter will comply with the applicable requirements of Rule 5121.

Should ING Financial Markets LLC participate in the distribution of securities issued pursuant to this prospectus, the underwriters will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

The maximum compensation we pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

If so indicated in the prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Market-Making Resales by Affiliates

This prospectus may be used by ING Financial Markets LLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, ING Financial Markets LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, ING Financial Markets LLC may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. ING Financial Markets LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ING Groep N.V. may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

ING Groep N.V. does not expect to receive, directly, any proceeds from market-making transactions. ING Groep N.V. does not expect that ING Financial Markets LLC or any other affiliate that engages in these transactions will pay, directly, any proceeds from its market-making resales to ING Groep N.V., although ING Groep N.V. may indirectly, for instance through the payment of dividends, receive all or a portion of such proceeds.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless ING Groep N.V. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. We have been advised by ING Financial Markets LLC that it may make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither ING Financial Markets LLC nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, capital securities, ordinary shares, bearer depositary receipts and rights, entitling the holder to purchase bearer depositary receipts representing our ordinary shares, Sullivan & Cromwell LLP, New York, New York, our U.S. counsel, and Davis Polk & Wardwell London LLP, U.S. counsel for any underwriters will pass on certain matters relating to the validity of the securities under U.S. law. Linklaters LLP, Amsterdam, The Netherlands, or such other Dutch counsel as may be identified in the relevant prospectus supplement, will pass on certain matters relating to the validity of the securities under Dutch law.

PwC Belastingadviseurs N.V., Amsterdam, The Netherlands, will pass on certain Dutch tax matters for us.

Sullivan & Cromwell LLP and Davis Polk & Wardwell London LLP may rely upon Dutch counsel with respect to all matters of Dutch law.

EXPERTS

The consolidated financial statements of ING Groep N.V. appearing in ING Groep N.V.’s Annual Report on Form 20-F for the year ended December 31, 2014, and for each of the years in the three-year period ended December 31, 2014 (including schedules appearing therein), and the effectiveness of ING Groep N.V.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and ING Groep N.V. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

NOTICES

All notices will be deemed to have been given upon the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities.

ENFORCEMENT OF CIVIL LIABILITIES

ING Groep N.V. is a limited liability company incorporated under Netherlands law. Most of its Supervisory Board members, its Executive Board members and some of the experts named in this document, currently reside outside the United States. All or a substantial portion of its assets and the assets of these individuals are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or upon ING Groep N.V. or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against ING Groep N.V. We understand there is doubt as to the enforceability in The Netherlands of original actions or in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States. As there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money based on civil liability rendered by a U.S. court which is enforceable in the United States (the “foreign judgment”) and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

PRINCIPAL EXECUTIVE OFFICE OF ING GROEP N.V.

ING GROEP N.V.

Bijlmerplein 888

1102 MG Amsterdam

P.O. Box 1800, 1000 BV Amsterdam

The Netherlands

LEGAL ADVISORS TO THE REGISTRANT

As to U.S. federal and New York law:

Sullivan & Cromwell LLP

24, rue Jean Goujon

75008 Paris

France

As to Dutch Civil & Corporate law:

Linklaters LLP

World Trade Centre Amsterdam

Tower H, 22nd floor

Zuidplein 180

1077 XV Amsterdam

The Netherlands

As to Dutch tax law:

PwC Belastingadviseurs N.V.

P.O. Box 90358

1006 BJ Amsterdam

The Netherlands

LEGAL ADVISOR TO THE UNDERWRITERS

As to U.S. federal and New York law:

Davis Polk & Wardwell London LLP

5 Aldermanbury Square

London EC2V 7HR

England

AUDITORS

Ernst & Young Accountants LLP

Antonio Vivaldistraat 150

1083 HP Amsterdam

The Netherlands

ING GROEP N.V.

PROSPECTUS

March 19, 2015

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

ING Groep N.V.

The articles of association of ING Groep N.V. contain no provisions under which any member of the Supervisory Board or the Executive Board or officers are indemnified in any manner against any liability that he or she may incur in his or her capacity as such. However, Article 35 of the articles of association of ING Groep N.V. provides that “The annual accounts shall be adopted by the general meeting. When the resolution to adopt the annual accounts has been considered, a resolution shall be brought before the general meeting to ratify the actions (voorstel gedaan om decharge te verlenen aan) of the members of the Executive Board in respect of their management and those of the members of the Supervisory Board in respect of their supervision of the management in the financial year, to the extent that this is reflected in the financial statements or has been reported upon at the general meeting.” Under Dutch law, this discharge is not absolute and without prejudice to, inter alia, the provisions of articles 138 and 149 of Book 2 of the Dutch Civil Code.

All members of the Supervisory Board and the Executive Board of ING Groep N.V. are covered under the Directors and Officers Liability Insurance program against all liabilities resulting from their conduct when acting in their capacities.

Reference is made to the form of Underwriting Agreement filed as an exhibit to this registration statement for provisions relating to the indemnification of certain officers and the Executive Board and Supervisory Board of ING Groep N.V.

Item 9.	Exhibits

Number	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for Debt Securities.	**
1.2	Form of Underwriting Agreement for Capital Securities.	**
1.3	Form of Underwriting Agreement for Ordinary Shares.	**
1.4	Form of Underwriting Agreement for Rights to Purchase Bearer Depositary Receipts.	**
2.1	ING Restructuring Plan submitted to the Dutch State and subsequently provided to the European Commission on October 22, 2009.	Exhibit 2 to ING Groep N.V.’s Report on Form 6-K (File No. 1-14642), dated November 4, 2011.
4.1	Amended and Restated Articles of Association of ING Groep N.V. as of May 20, 2014 (English Translation).	Exhibit 1.1 to ING Groep N.V.’s Annual Report on Form 20-F (File No. 1-14642) for the year ended December 31, 2014, filed on March 19, 2015.
4.2	Amended and Restated Trust Agreement (English Translation)	Exhibit 1.2 to ING Groep N.V.’s Annual Report on Form 20-F (File No. 1-14642) for the year ended December 31, 2011, filed on March 21, 2012.

Number	Description	Incorporated by Reference to Filings Indicated
4.3	Subordinated Indenture, dated as of July 18, 2002, between ING Groep N.V. and The Bank of New York.	Exhibit 2.1 to ING Groep N.V.’s Annual Report on Form 20-F (File No. 1-14642) for the year ended December 31, 2002, filed on March 27, 2003.
4.4	Form of Senior Indenture between ING Groep N.V. and The Bank of New York.	Exhibit 4.4 to ING Groep N.V.’s automatic shelf registration statement on Form F-3 (File No. 333-155937), filed on December 4, 2008.
4.5	Form of Capital Securities Indenture between ING Groep N.V. and The Bank of New York.	*
4.6	Form of Subordinated Debt Securities (included in Exhibit 4.3)
4.7	Form of Senior Debt Securities (included in Exhibit 4.4)
4.8	Form of Capital Securities (included in Exhibit 4.5)
4.9	Form of Ordinary Share Certificate	**
4.10	Form of Amended and Restated Deposit Agreement among ING Groep N.V., Stichting ING Aandelen, as trustee, JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt.	Exhibit (a) to ING Groep N.V.’s registration statement on Form F-6 (File No. 333-186507), filed on February 8, 2013.
5.1	Opinion of Linklaters LLP as to the validity of the securities (Dutch law).	*
5.2	Opinion of Sullivan & Cromwell LLP as to the validity of the securities (New York law).	*
8.1	Opinion of PwC Belastingadviseurs N.V. as to certain matters of Dutch taxation.	*
8.2	Opinion of Sullivan Cromwell LLP s to certain matters of U.S. taxation.	*
12	Statement Regarding Computation of Ratios.	Exhibit 7 to ING Groep N.V.’s Annual Report on Form 20-F (File No. 1-14642) for the year ended December 31, 2014, filed on March 19, 2015.
23.1	Consent of Ernst & Young Accountants.	*
23.2	Consent of Linklaters LLP (included in Exhibit 5.1).
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2).
23.4	Consent of PwC Belastingadviseurs N.V., Dutch tax counsel to ING Groep N.V. (included in Exhibit 8.1).

Number	Description	Incorporated by Reference to Filings Indicated
23.5	Consent of Sullivan & Cromwell LLP, U.S. tax counsel to ING Groep N.V. (included in Exhibit 8.2)
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Senior Indenture.	*
25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Subordinated Indenture.	*
25.5	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Capital Securities Indenture.	*

*	Filed herewith.

**	To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of either of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their respective securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

7. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

9. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

10. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ING Groep N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Amsterdam, The Netherlands, on March 19, 2015.

ING GROEP N.V.

By:	/s/ Patrick G. Flynn
Name:	Patrick G. Flynn
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Patrick G. Flynn, Johannes Wolvius, Ewald Walraven, Eleonore Lamberty, Kirsten Tuinstra, Jan-Willem Vink, Peter van der Linde and Pim Brouwer, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ralph A. J. G. Hamers Ralph A. J .G. Hamers	Chairman of Executive Board	March 19, 2015

/s/ Patrick G. Flynn Patrick G. Flynn	Member of Executive Board (Chief Financial Officer)	March 19, 2015

/s/ Wilfred F. Nagel Wilfred F. Nagel	Member of Executive Board	March 19, 2015

/s/ Norman Tambach
Norman Tambach	Principal Accounting Officer	March 19, 2015

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the authorized representative, solely in its capacity as the duly authorized representative of ING Groep N.V. in the United States, has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned in The City of New York, State of New York, on March 19, 2015.

ING FINANCIAL HOLDINGS CORPORATION

By:	/s/ Marcy S. Cohen
Name:	Marcy S. Cohen
Title:	General Counsel and Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stichting ING Aandelen certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Amsterdam, The Netherlands, on March 19, 2015.

STICHTING ING AANDELEN

By:	/s/ Herman Hazewinkel
Name:	Herman Hazewinkel
Title:	Chairman

By:	/s/ Mick den Boogert
Name:	Mick den Boogert
Title:	Member of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signatures appear below constitutes and appoints Patrick G. Flynn, Johannes Wolvius, Ewald Walraven, Eleonore Lamberty, Kirsten Tuinstra, Jan-Willem Vink, Peter van der Linde and Pim Brouwer, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Herman Hazewinkel	Chairman of the Board	March 19, 2015
Herman Hazewinkel

/s/ Mick den Boogert	Member of the Board	March 19, 2015
Mick den Boogert

/s/ Paul Frentrop	Member of the Board	March 19, 2015
Paul Frentrop

/s/ Harrie Noy	Member of the Board	March 19, 2015
Harrie Noy

/s/ Jolanda Poots-Bijl	Member of the Board	March 19, 2015
Jolanda Poots-Bijl

EXHIBIT INDEX

Number	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for Debt Securities.	**
1.2	Form of Underwriting Agreement for Capital Securities.	**
1.3	Form of Underwriting Agreement for Ordinary Shares.	**
1.4	Form of Underwriting Agreement for Rights to Purchase Bearer Depositary Receipts.	**
2.1	ING Restructuring Plan submitted to the Dutch State and subsequently provided to the European Commission on October 22, 2009.	Exhibit 2 to ING Groep N.V.’s Report on Form 6-K (File No. 1-14642), dated November 4, 2011.
4.1	Amended and Restated Articles of Association of ING Groep N.V. as of May 20, 2014 (English Translation).	Exhibit 1.1 to ING Groep N.V.’s Annual Report on Form 20-F (File No. 1-14642) for the year ended December 31, 2014, filed on March 19, 2015.
4.2	Amended and Restated Trust Agreement (English Translation)	Exhibit 1.2 to ING Groep N.V.’s Annual Report on Form 20-F (File No. 1-14642) for the year ended December 31, 2011, filed on March 21, 2012.
4.3	Subordinated Indenture, dated as of July 18, 2002, between ING Groep N.V. and The Bank of New York.	Exhibit 2.1 to ING Groep N.V.’s Annual Report on Form 20-F (File No. 1-14642) for the year ended December 31, 2002, filed on March 27, 2003.
4.4	Form of Senior Indenture between ING Groep N.V. and The Bank of New York.	Exhibit 4.4 to ING Groep N.V.’s automatic shelf registration statement on Form F-3 (File No. 333-155937), filed on December 4, 2008.
4.5	Form of Capital Securities Indenture between ING Groep N.V. and The Bank of New York.	*
4.6	Form of Subordinated Debt Securities (included in Exhibit 4.3)
4.7	Form of Senior Debt Securities (included in Exhibit 4.4)
4.8	Form of Capital Securities (included in Exhibit 4.5)
4.9	Form of Ordinary Share Certificate	**
4.10	Form of Amended and Restated Deposit Agreement among ING Groep N.V., Stichting ING Aandelen, as trustee, JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt.	Exhibit (a) to ING Groep N.V.’s registration statement on Form F-6 (File No. 333-186507), filed on February 8, 2013.

Number	Description	Incorporated by Reference to Filings Indicated
5.1	Opinion of Linklaters LLP as to the validity of the securities (Dutch law).	*
5.2	Opinion of Sullivan & Cromwell LLP as to the validity of the securities (New York law).	*
8.1	Opinion of PwC Belastingadviseurs N.V. as to certain matters of Dutch taxation.	*
8.2	Opinion of Sullivan Cromwell LLP s to certain matters of U.S. taxation.	*
12	Statement Regarding Computation of Ratios.	Exhibit 7 to ING Groep N.V.’s Annual Report on Form 20-F (File No. 1-14642) for the year ended December 31, 2014, filed on March 19, 2015.
23.1	Consent of Ernst & Young Accountants.	*
23.2	Consent of Linklaters LLP (included in Exhibit 5.1).
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2).
23.4	Consent of PwC Belastingadviseurs N.V., Dutch tax counsel to ING Groep N.V. (included in Exhibit 8.1).
23.5	Consent of Sullivan & Cromwell LLP, U.S. tax counsel to ING Groep N.V. (included in Exhibit 8.2)
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Senior Indenture.	*
25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Subordinated Indenture.	*
25.3	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Capital Securities Indenture.	*

*	Filed herewith.

**	To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.